UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._)

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☐	Soliciting Material Pursuant to §240.14a-12

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MID-AMERICA APARTMENT COMMUNITIES, INC.

April 16, 2015

To our shareholders:

You are invited to attend the 2015 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. to be held at 11:00 a.m., Central Daylight Time, on Tuesday, May 19, 2015, at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about us.

During the meeting, management will review our 2014 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask questions about us.

Along with the other members of the Board of Directors and management, I look forward to greeting you at the meeting if you are able to attend.

Cordially,

H. Eric Bolton, Jr.
Chairman of the Board of Directors and
Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue
Memphis, Tennessee 38138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 19, 2015

TIME, DATE & PLACE

The 2015 Annual Meeting of Shareholders, or the Annual Meeting, will be held at 11:00 a.m., Central Daylight Time, on Tuesday, May 19, 2015, at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138.

ITEMS OF BUSINESS

Shareholders will consider and vote on the following items at the Annual Meeting:

1.	Election of the eleven directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL ITEMS.

WHO MAY VOTE

Shareholders of record at the close of business on Friday, March 13, 2015, are entitled to receive this notice and vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 19, 2015. The Proxy Statement, Annual Report on Form 10-K and 2014 Annual Report to Shareholders are available at www.ProxyVote.com.

HOW TO VOTE

Your vote is important. Please refer to the Proxy Card and the accompanying Proxy Statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer,
and Corporate Secretary

Memphis, Tennessee

April 16, 2015

Whether or not you plan to attend the Annual Meeting, please submit your proxy prior to the Annual Meeting by following the instructions on the enclosed Proxy Card or voter instruction form. Shareholders who attend the Annual Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.

6584 Poplar Avenue

Memphis, Tennessee 38138

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, our Board of Directors requests that you allow your shares to be represented at the Annual Meeting by the proxies named on the enclosed Proxy Card. In connection with our solicitation of proxies, we are mailing this Proxy Statement, the enclosed Proxy Card, our 2014 Annual Report, and our 2014 Annual Report on Form 10-K to all shareholders beginning on or about April 16, 2015.

In this Proxy Statement, terms such as “MAA”, “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 19, 2015, at 11:00 a.m., Central Daylight Time.

Where will the Annual Meeting be held?

Our Annual Meeting will be held at our corporate headquarters, 6584 Poplar Avenue, Memphis, Tennessee 38138.

What items will be voted on at the Annual Meeting?

You will vote on the following matters:

1.	Election of eleven directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

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What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

1.	“FOR” the election of the eleven nominees named herein to serve on the Board of Directors;

2.	“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement; and

3.	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Do directors attend the Annual Meeting?

We do not require our directors to attend our Annual Meeting, but our Board of Directors encourages its members to attend.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, March 13, 2015, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on the record date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. The only class of stock that can be voted at the Annual Meeting is our common stock.  Each share of common stock is entitled to one vote on all matters that come before the Annual Meeting. As of the close of business on March 13, 2015, we had 75,338,734 shares of common stock outstanding.

Shareholders of Record:  Shares Registered in Your Name.  If on March 13, 2015 your shares were registered directly in your name with our transfer agent, then you are a shareholder of record.  As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.  Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank.  If on March 13, 2015 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

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How do I vote my shares?

Shareholders of Record:  If you are a shareholder of record (your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person.

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your Proxy Card by mail.

•	By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the Proxy Card. If you submit your voting instructions by telephone, you do not have to mail in your Proxy Card.

•	On the Internet: You may vote on the Internet by following the instructions printed on the Proxy Card. If you vote on the Internet, you do not have to mail in your Proxy Card.

•	By Mail: If you properly complete and sign the enclosed Proxy Card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

Beneficial Owner:  If you are a beneficial owner (your shares are held in an account with a brokerage firm, bank, dealer or similar organization), you may vote your shares in person or by proxy:

In Person: You may attend the Annual Meeting and vote in person; however, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

By Proxy: If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Proxy Card and voting instructions with these proxy materials from that organization rather than from us.  Complete and mail the Proxy Card to ensure that your vote is counted.  Alternatively, follow the instructions provided by your broker or bank to vote by telephone or over the Internet as that organization allows.

What if I have shares in the MAA Employee Stock Ownership Plan?

If you have shares in an account under our Employee Stock Ownership Plan, you have the right to vote the shares in your account. To do this, you must sign and timely return the Proxy Card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the Proxy Card.

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How will my vote be cast?

Your vote will be cast as you indicate on your Proxy Card.  If you submit an executed Proxy Card without marking any voting selections, your shares will be voted as follows:

1.	“FOR” the election of the eleven nominees named herein to serve on the Board of Directors;

2.	“FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement; and

3.	“FOR” the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for 2015.

If any additional matters are properly presented at the meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Against” and “Abstain” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes.  Shares represented by such broker non-votes will be counted in determining whether there is a quorum.

Can I change my vote after I return my Proxy Card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed Proxy Card bearing a later date;

2.	You may send a written notice that you are revoking your proxy to our Corporate Secretary, 6584 Poplar Avenue, Memphis, Tennessee 38138; or

3.	You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

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How many votes are needed to approve each proposal?

1.	For the election of directors, the votes cast “For” the nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender his resignation to the Nominating and Corporate Governance Committee of the Board of Directors for consideration.

2.	For the advisory (non-binding) vote on the compensation of our named executive officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

3.	Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

How many shares must be present to constitute a quorum for the meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented by shareholders present at the Annual Meeting in person or by proxy. On March 13, 2015, the record date, there were 75,338,734 shares of common stock outstanding and entitled to vote. Thus 37,669,368 shares of common stock must be represented by shareholders present in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be disclosed in a Form 8-K, which can be found on the “For Investors” page of our website (http://ir.maac.com) following the report’s filing with the Securities and Exchange Commission within four business days of the Annual Meeting.  Information from this website is not incorporated by reference into this Proxy Statement.

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ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for the 2016 Annual Meeting?

Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our 2016 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, must be received at our executive offices no later than December 18, 2015.

Pursuant to our Amended and Restated Bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2016 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 19, 2016 nor earlier than the close of business on January 20, 2016. We also advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2016 Annual Meeting of Shareholders between April 19, 2016 and July 18, 2016. The Chairman of the 2016 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2016 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice. Shareholder proposals must be sent to MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138, Attention: Corporate Secretary.

How can I obtain the Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2014, including all exhibits may be obtained from the SEC Filings and Reports link on the For Investors page of our website at http://ir.maac.com or received free of charge by writing Investor Relations at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 16, 2015. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

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We and some brokers household proxy materials, delivering one copy of proxy materials to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please do one of the following: (a) notify your broker if your shares are held in a brokerage account or by marking the appropriate box on your Proxy Card if you hold registered shares; or (b) notify us in writing at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138, Attention:  Corporate Secretary, or by calling (901) 682-6600.

We can only household registered shares. If you own registered shares as well as hold shares in a brokerage account, you will continue to receive multiple copies of the Proxy Statement. Similarly, if you own shares in more than one brokerage firm, you can only household the Proxy Statements you receive within each individual brokerage house.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Legal Department at 6584 Poplar Avenue, Memphis, Tennessee 38138, or email investor.relations@maac.com or call (901) 682-6600.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

What is our philosophy regarding corporate governance?

We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them to the practices of other public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines in the Governance Documents section of the Corporate Overview link on the “For Investors” page of our website at http://ir.maac.com.

The responsibilities of our Board of Directors and its committees are described below, along with other corporate governance-related disclosures. All of our Board of Directors’ committees have written charters, which can be found in the Governance Documents section of our Corporate Overview link on the “For Investors” page of our website at http://ir.maac.com.  We will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to:  MAA, Attention: Investor Relations, 6584 Poplar Avenue, Memphis, Tennessee 38138. Our Board of Directors may, from time-to-time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by our Board of Directors.

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How many independent directors do we have?

Our Board of Directors has affirmatively determined that eight of our current eleven director nominees are independent: Alan B. Graf, Jr., Ralph Horn, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, William B. Sansom, Gary Shorb, and John W. Spiegel.  Each of these eight directors meet the independence standards of our Corporate Governance Guidelines, the New York Stock Exchange, or the NYSE, listing standards and applicable SEC rules.

How do we determine whether a director is independent?

A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us.  Consistent with the requirements of the SEC and the NYSE, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors. Our Board of Directors has adopted the following categorical standards:

•	A director who is an employee or whose immediate family member is one of our executive officers is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Our Board of Directors consults with our General Counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

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Do any non-management directors have relationships with us that the Board of Directors determined were material?

Colonial Insurance Agency, a corporation wholly-owned by The Colonial Company (in which Thomas H. Lowder and James K. Lowder each has a 50% ownership interest), serves as a broker for an unaffiliated insurance carrier, which advertises for its renter’s insurance program at some of our multifamily properties. We have not made any payments to Colonial Insurance Agency under these arrangements, however, the insurance carrier pays a commission to Colonial Insurance Agency for renter’s insurance sold to our residents, and Colonial Insurance Agency pays us an advertising fee to permit the sales of rental insurance policies on our multifamily properties.  Pursuant to this arrangement, for 2014, Colonial Insurance Agency paid us approximately $301,000 in advertising fees.

How many times did our Board of Directors meet last year?

Our Board of Directors met five times during 2014.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

All of the directors who were serving during the calendar year 2014 attended more than 75% of the meetings of our Board of Directors and their assigned committees during the calendar year 2014.

How is our Board of Directors structured?

If all of our director nominees are elected by our shareholders, the leadership structure of our Board of Directors will include a combined Chairman of the Board of Directors and Chief Executive Officer, eight independent directors and two non-independent directors.  All of our directors serve with equal importance and have an equal vote on all matters. Our independent directors meet without management present at regularly scheduled executive sessions. Messrs. Graf and Horn serve as co-lead independent directors.  Our Board of Directors believes that we have been and continue to be well served by having our Chief Executive Officer also serve as Chairman of the Board of Directors. Our Audit, Compensation and Nominating and Corporate Governance Committees are all led by chairmen who are independent directors and are 100% comprised of independent directors.  We believe that the current board leadership model, when combined with the composition of our Board of Directors, the strong leadership of our independent directors, the board committees listed above and the corporate governance policies already in place, strikes an appropriate balance between consistent leadership and independent oversight of our business and affairs.

Does our Board of Directors meet regularly without management present?

Both our non-management directors and our independent directors regularly meet without management present.  As co-lead independent directors, Messrs. Graf and Horn lead the meetings of the non-management directors and meetings of the independent directors. The non-management directors and the independent directors both held four executive sessions during 2014.

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Does our Board of Directors have any standing committees?

We have four standing committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; and Real Estate Investment Committee.  All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent, pursuant to the standards set forth in our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules. The Real Estate Investment Committee consists of two independent members and two non-independent members. Each standing committee of our Board of Directors has a charter, which can be found in the Governance Documents section of the Corporate Overview link on the “For Investors” page of our website at http://ir.maac.com.

The current membership of, and information about, each of our Board of Director committees is shown below.

Committee/Current Members	Committee Functions

Audit Committee Current Members Alan B. Graf, Jr. (Chairman) W. Reid Sanders Gary Shorb John W. Spiegel Number of meetings held in 2014: Eight	•	appoints, determines the compensation of, oversees and evaluates the work of the independent registered public accounting firm;
	•	pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;
	•	reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Qs and Form 10-Ks;
	•	reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of our systems of internal accounting and financial controls;
	•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
	•	reviews with management and the independent registered public accounting firm our compliance with the requirements for qualification as a real estate investment trust, or REIT; and
	•	issues a report annually as required by the SEC’s proxy solicitation rules.

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Compensation Committee Current Members: Philip W. Norwood (Chairman) Ralph Horn Claude B. Nielsen William B. Sansom Number of meetings held in 2014: Three	•	reviews and approves our compensation objectives;
	•	reviews and recommends the compensation programs, plans, and awards for the CEO to the Board of Directors and approves such for the other executive officers, after taking into consideration any past “Say-on-Pay” votes by the shareholders;
	•	reviews and approves any employment and severance arrangements and benefits of the CEO and executive officers;
	•	recommends to the Board of Directors how often MAA should submit to the shareholders the “Say-on-Pay” vote;
	•	recommends the compensation for directors to the Board of Directors;
	•	evaluates and oversees risks associated with compensation policies and practices;
	•	acts as administrator, as may be required, for our equity-related incentive plans;
	•	reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of the Proxy Statement;
	•	assesses the independence of, retains and oversees compensation consultants, outside counsel and other advisors assisting the committee with the performance of its duties; and
	•	issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Nominating and Corporate Governance Committee Current Members: Ralph Horn (Chairman) Philip W. Norwood Harold W. Ripps William B. Sansom Number of meetings held in 2014: Three	•	provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;
	•	reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for re-election;
	•	reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and
	•	recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

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Real Estate Investment Committee Current Members: H. Eric Bolton, Jr. (Chairman) Thomas H. Lowder Philip W. Norwood W. Reid Sanders Number of meetings held in 2014: Two	•	considers and approves or disapproves specific property acquisitions, dispositions or development projects within approval levels established annually by the Board of Directors;
	•	refers and makes a recommendation on proposed property acquisitions or development projects outside the approval levels established annually by the Board of Directors; and
	•	approves disposition of individual properties not included in the annual strategic plan reviewed and approved by the Board of Directors.

Does the Audit Committee have an Audit Committee Financial Expert?

Our Board of Directors has determined that Alan B. Graf, Jr. meets the qualifications of an audit committee financial expert as defined by applicable SEC rules.

How does the Board of Directors select director nominees?

At the Annual Meeting, shareholders are being asked to elect H. Eric Bolton, Jr., Alan B. Graf, Jr., Ralph Horn, James K. Lowder, Thomas H. Lowder, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, William B. Sansom, Gary Shorb and John W. Spiegel to serve until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nomination Policy

It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any of our directors or executive officers. It is our policy to refer to our Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder if recommended in accordance with our Charter, Bylaws and applicable law.

We will consider for inclusion in our proxy materials for the 2016 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 18, 2015, and that comply with our Amended and Restated Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  Proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, MAA, 6584 Poplar Avenue, Memphis, TN 38138.  If you would like to recommend a director candidate, you must follow the procedures outlined above under the caption “Additional Information – How and when may I submit a shareholder proposal for the 2016 Annual Meeting?”

If a shareholder is recommending a candidate to serve on our Board of Directors, the recommendation must include the information specified in our Bylaws, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The class or series and number of our shares which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner;

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•	Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or collectively a “Derivative Instrument,” directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares;

•	Any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any of our securities;

•	Any short interest in any of our securities;

•	Any rights to dividends on our shares owned beneficially by such shareholder that are separated or separable from the underlying shares;

•	Any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•	Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household; and

•	All information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships currently held by the nominee or held in the last five years, as well as information regarding certain legal proceedings involving the nominee over the last 10 years.

Minimum Director Qualifications

The Nominating and Corporate Governance Committee along with our Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee in exercising their fiduciary duty to shareholders. In determining director or director nominee qualifications, general requirements applicable to all directors as well as individual skills and experiences that should be represented on the Board of Directors as a whole, but not necessarily by each director, are considered.

The Nominating and Corporate Governance Committee considers each director nominee’s integrity, judgment, experience, independence, material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee.  A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing or other related industries, Real Estate Investment Trusts, or REITs, management, leadership, public companies, equity and debt capital markets, and public company financial accounting are likely to

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be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors, as a whole.

The Nominating and Corporate Governance Committee seeks to provide diversity on our Board of Directors with a depth of experience and differences in viewpoints and skills. While the Nominating and Corporate Governance Committee does not have a policy about diversity as it pertains solely to our Board of Directors, all of our directors are participants along with our employees in our Code of Conduct which embodies diversity as a tremendous asset and one which should be actively embraced. The Nominating and Corporate Governance Committee seeks to embody the spirit of our Code of Conduct by valuing a diversity of experiences and perspectives in our directors and director nominees.

The retirement age for our directors is 75. Our Corporate Governance Guidelines provide that no director who is or would be over the age of 75 at the expiration of his or her current term may be nominated to a new term, unless the Board of Directors waives the retirement age for a specific director for special circumstances. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to our Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to our Board of Directors shall be reviewed. Upon a director’s change in employment status, they are required to notify the Chairman of our Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

Members of the Nominating and Corporate Governance Committee as well as other Board of Director members and members of executive management may meet with directors or director nominees for purposes of determining their qualifications.

Can I communicate directly with the Board of Directors?

Yes. Shareholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, its independent directors, or any individual director by using the following address:

Corporate Secretary
ATTN: {Group or director to whom you are addressing}
MAA
6584 Poplar Avenue
Memphis, TN 38138

All letters addressed to our Board of Directors or its committees will be forwarded to the appropriate chairman. Letters addressed to the independent directors will be forwarded to one of our co-lead independent directors. Letters addressed to individual directors will be forwarded to the addressee.

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Do we have a Code of Conduct?

Our Board of Directors has adopted a Code of Conduct applicable to our executive officers, including the Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO, as well as our directors and employees. The Code of Conduct is available in the Governance Documents section of the Corporate Overview link on the For Investors page of our website at http://ir.maac.com. We intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) at this location on our website.

What role does the Board of Directors play in risk management?

Both the Board of Directors as a whole and its respective committees serve an active role in overseeing management of our risks. Our Board of Directors regularly reviews, with members of our senior management and outside advisors, information regarding our strategy and key areas of the company including operations, finance, legal and regulatory, as well as the risks associated with each.  Senior management as well as outside advisors also periodically meet with each committee and make representations associated with the risks relevant to the respective committee’s area of focus. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and reviewing the risks associated with our overall compensation practices and policies for all of our employees. The Audit Committee oversees risks associated with financial matters such as accounting, internal controls over financial reporting, tax (including REIT compliance), fraud assessment and financial policies. The Nominating and Corporate Governance Committee manages risks associated with corporate governance policies, the independence of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board of Directors is regularly informed through committee reports about such risks.

What is the role of the Compensation Committee?

Scope of Authority.  The Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things.  The Compensation Committee’s charter can be found in the Governance Documents section in the Corporate Overview link on the “For Investors” page of our website at http://ir.maac.com.  The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to our Board of Directors for approval.

The Compensation Committee consists of Philip W. Norwood (Chairman), Ralph Horn, Claude B. Nielsen and William B. Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors.  Our Board of Directors consults with our General Counsel to ensure that our Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

Mr. Norwood, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings.  The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the CEO with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of the NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

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Roles of Executives in Establishing Compensation.  While H. Eric Bolton, Jr., our CEO, does participate in general meetings of the Compensation Committee, he does not participate in executive sessions nor does he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, Mr. Bolton provides the Compensation Committee with data pertinent to his and other executive officer’s compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions.   Mr. Bolton also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Mr. Bolton, along with our Corporate Secretary and/or General Counsel, prepares and presents to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Use of Compensation Consultant.  The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at our expense and upon terms established by the Compensation Committee.  The Compensation Committee has periodically hired external consultants to review the compensation program offered to executive management, benchmark it against industry and peer levels, and offer suggestions for changes.  The Compensation Committee hired Semler Brossy in 2013 to consult on executive and director compensation for 2014. Semler Brossy did not provide any services directly to the company or management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General Policy

We have adopted a Code of Conduct, which specifies our policy relating to conflicts of interest.  The Code of Conduct states that a “conflict of interest” exists when an individual’s private interests interfere in any way or appear from the perspective of a reasonable person to interfere in any way with the interests of the company. Under the Code of Conduct, an employee who becomes aware of a potential conflict of interest must report the conflict to a supervisor, our legal department, internal audit department or human resources group. If the potential conflict of interest involves our CEO, any of our executive officers, or a director, our Board of Directors will determine whether to grant a waiver if a conflict of interest exists. On an annual basis, the Nominating and Corporate Governance Committee, as well as the full Board of Directors, reviews the independence of each Director, all transactions involving related parties and any potential conflicts of interests. All transactions involving related parties must be approved by a majority of the disinterested members of our Board of Directors.

Based on the information presented to it, the Directors and the Nominating and Corporate Governance Committee determined that no related person transactions occurred or were proposed since the beginning of 2014.

Indebtedness of Management

None of our executive officers or directors were indebted to us during 2014.

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STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The number of shares owned and percentage ownership in the following table is based on 75,267,675 shares of common stock outstanding on December 31, 2014. The following table sets forth information as of December 31, 2014, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (1)	10,331,840	13.7%
100 Vanguard Blvd.
Malvern, PA 19355

Vanguard Specialized Funds	5,581,769	7.4%
- Vanguard REIT Index Fund (2)
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc. (3)	6,843,602	9.1%
55 East 52nd St
New York, NY 10022

Invesco Ltd. (4)	6,675,038	8.9%
1555 Peachtree St NE
Atlanta, GA 30309

JPMorgan Chase & Co. (5)	4,800,444	6.4%
270 Park Ave
New York, NY 10017

(1)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 152,821 shares, shared power to vote or direct the vote for 61,046 shares, sole power to dispose or to direct the disposition of 10,219,171 shares, and shared power to dispose or to direct the disposition of 112,669 shares. The shares indicated include the 5,581,769 shares beneficially owned by Vanguard Specialized Funds – Vanguard REIT Index Fund, an affiliate of Vanguard Group, Inc.

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 5,581,769 shares. The shares indicated are included in the 10,331,840 shares beneficially owned by The Vanguard Group, Inc. and should not be added to those shares to indicate total beneficial ownership by The Vanguard Group, Inc.

(3)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to

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direct the vote for 6,510,906 shares and sole power to dispose or to direct the disposition of 6,843,602 shares.

(4)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 2,871,477 shares, and sole power to dispose or to direct the disposition of 6,675,038 shares.

(5)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 3,556,945 shares, shared power to vote or direct the vote for 164,520 shares, sole power to dispose or to direct the disposition of 4,635,924 shares, and shared power to dispose or to direct the disposition of 164,520 shares.

Security Ownership of Management

The number of shares owned and percentage ownership in the following table is based on 75,297,460 shares of common stock outstanding on February 28, 2015.  We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of February 28, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

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The following table sets forth the beneficial ownership of our common stock as of February 28, 2015 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group as of February 28, 2015. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Memphis, Tennessee 38138.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
H. Eric Bolton, Jr. **	287,390	(1)	*
Albert M. Campbell, III	30,697	(2)	*
Robert J. DelPriore	7,943	(3)	*
Alan B. Graf, Jr. **	29,267	(4)	*
Thomas L. Grimes, Jr.	31,144	(5)	*
Ralph Horn **	67,726	(6)	*
James K. Lowder**	268,031	(7)	*
Thomas H. Lowder**	284,729	(8)	*
Claude B. Nielsen**	39,014	(9)	*
Philip W. Norwood**	15,957	(10)	*
Harold W. Ripps	869,372	(11)	1.15%
W. Reid Sanders**	123,284	(12)	*
William B. Sansom**	13,508	(13)	*
Gary Shorb**	7,462	(14)	*
John W. Spiegel**	51,610	(15)	*
All Directors, Nominees and Executive
Officers as a group (15 Persons)	2,127,134		2.82%

*	Represents less than 1% of total.
**	Director Nominee.

(1)	Includes 170,250 shares owned directly by Mr. Bolton, as to 161,111 of which Mr. Bolton has sole voting power and as to 9,139 of which Mr. Bolton has shared voting power, (9,139 shares Mr. Bolton owns in a joint account with his wife); 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; and 7,139 shares attributed to Mr. Bolton in our Employee Stock Ownership Plan.

(2)	Includes 28,151 shares owned directly by Mr. Campbell, as to which 27,051 Mr. Campbell has sole voting power, and as to 1,100 of which Mr. Campbell has shared voting power, (100 shares held by Mr. Campbell through an individual retirement account, and 1,000 shares Mr. Campbell owns in a joint account with his wife); and 2,546 shares attributed to Mr. Campbell in our Employee Stock Ownership Plan.

(3)	Includes 6,943 shares owned directly by Mr. DelPriore; and 1,000 shares held in a prior employer’s 401(k) plan.

(4)	Includes 7,920 shares owned directly by Mr. Graf; and 21,347 shares held in a deferred compensation account.

(5)	Includes 26,752 shares owned directly by Mr. Grimes; 3,213 shares attributed to Mr. Grimes in our Employee Stock Ownership Plan; and 1,179 shares owned by Mr. Grimes’ spouse.

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(6)	Includes 40,664 shares owned directly by Mr. Horn and 27,062 shares held in a deferred compensation account.

(7)	Includes 1,762 shares owned directly by Mr. Lowder; 260,869 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, as to 228,726 of which Mr. Lowder would have sole voting power and as to 32,143 of which Mr. Lowder would have shared voting power (32,143 owned by JKL Investments, LLC); and 5,400 shares that Mr. Lowder has the right to acquire within 60 days upon the exercise of options. 228,726 limited partnership units owned by Mr. Lowder are pledged as collateral on various loans.

(8)	Includes 27,553 shares owned directly by Mr. Lowder, as to which 1,762 Mr. Lowder has sole voting power, and as to 25,791 of which Mr. Lowder has shared voting power, (25,791 shares held by Mr. Lowder through an individual retirement account); 357 shares indirectly owned by Mr. Lowder, (357 shares owned by THL Investments, LLC); and 256,819 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, as to 228,726 of which Mr. Lowder would have sole voting power and as to 28,093 of which Mr. Lowder would have shared voting power (28,093 owned by THL Investments, LLC.

(9)	Includes 18,617 shares owned directly by Mr. Nielsen; 2,263 shares held in a deferred compensation account; 2,111 shares that Mr. Nielsen has the current right to acquire upon redemption of limited partnership units; and 16,023 shares that Mr. Nielsen has the right to acquire within 60 days upon the exercise of options.

(10)	Includes 4,112 shares owned directly by Mr. Norwood and 11,845 shares held in a deferred compensation account.

(11)	Includes 153,465 shares owned directly by Mr. Ripps; 18,000 shares as to which Mr. Ripps has shared voting power (18,000 shares owned by Rime, Inc.); 693,351 shares as to which Mr. Ripps has the current right to acquire upon redemption of limited partnership units; 956 shares held in a deferred compensation account; and 3,600 shares that Mr. Ripps has the right to acquire within 60 days upon the exercise of options. 140,242 shares owned by Mr. Ripps are pledged as collateral on a line of credit.

(12)	Includes 8,701 shares owned directly by Mr. Sanders, as to which 4,701 Mr. Sanders has sole voting power, and as to 4,000 of which Mr. Sanders has shared voting power, (4,000 shares held by Mr. Sanders through an individual retirement account); 107,000 shares that Mr. Sanders has the current right to acquire upon redemption of limited partnership units; 3,583 shares held in a deferred compensation account; and 4,000 shares of which Mr. Sanders has shared voting power, (2,800 shares Mr. Sanders has authority to vote as trustee or through a power-of-attorney and 1,200 shares owned by Mr. Sanders’ spouse).

(13)	Includes 6,064 shares owned directly by Mr. Sansom and 7,444 shares held in a deferred compensation account.

(14)	Includes 2,050 shares owned directly by Mr. Shorb and 5,412 shares held in a deferred compensation account.

(15)	Includes 35,587 shares owned directly by Mr. Spiegel and 16,023 shares that Mr. Spiegel has the right to acquire within 60 days upon the exercise of options.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and furnish us with copies of all forms filed.

To our knowledge, based solely on review of the copies of such reports furnished us and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our directors and executive officers were completed on a timely basis, except for the Forms 4 filed on February 13, 2014 for transactions on February 10, 2014 on behalf of James K. Lowder and Thomas H. Lowder, as MAA inadvertently failed to timely file the Forms 4 on their behalf.

EXECUTIVE OFFICERS

The following individuals served as our executive officers in 2014:

H. ERIC BOLTON, JR.
Mr. Bolton, age 58, is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

ALBERT M. CAMPBELL, III
Mr. Campbell, age 48, is our Executive Vice President and Chief Financial Officer. Prior to his appointment as Chief Financial Officer on January 1, 2010, Mr. Campbell served as our Executive Vice President, Treasurer and Director of Financial Planning and was responsible for managing the funding requirements of the business to support corporate strategy. Mr. Campbell joined us in 1998 and was initially responsible for external reporting and financial planning. Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Andersen and served various finance and accounting roles with Thomas & Betts Corporation.

ROBERT J. DELPRIORE
Mr. DelPriore, age 46, is our Executive Vice President and General Counsel. Mr. DelPriore joined us in August 2013. Prior to joining us, Mr. DelPriore was a partner in the securities department of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC from February 2008 through August 2013 and during that time served as counsel to MAA. Prior to that, Mr. DelPriore was a partner in the corporate securities group of Bass, Berry & Sims PLC and during that time served as counsel to MAA.

THOMAS L. GRIMES, JR.
Mr. Grimes, age 46, is our Executive Vice President and Chief Operating Officer. Mr. Grimes was promoted to Chief Operating Officer in December 2011, having previously served as Executive Vice President and Director of Property Management. Prior to this position, Mr. Grimes served us as an Operations Director over the Central and North Regions. He also served as Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business. Mr. Grimes joined us in 1994.

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COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

INTRODUCTION

Our Compensation Discussion and Analysis provides a detailed discussion of our executive compensation philosophy, objectives and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions.  Our Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2014, who were:

Name	Title
H. Eric Bolton, Jr.	Chairman of the Board of Directors and Chief Executive Officer
Albert M. Campbell, III	Executive Vice President and Chief Financial Officer
Robert J. DelPriore	Executive Vice President and General Counsel
Thomas L. Grimes, Jr.	Executive Vice President and Chief Operating Officer

Our compensation philosophy is that compensation for all employees, including our named executive officers, should be:

•	fair and equitable when viewed both internally and externally;

•	competitive in order to attract and retain the best qualified individuals; and

•	aligned with performance.

We have designed our compensation programs to reflect each of these characteristics.  Our named executive officers receive a compensation package that primarily consists of an annual base salary, annual incentive awards, and long-term incentive awards.  The performance-based incentives seek to reward both short-term and long-term results and to align the interests of our executive officers and other participants with the interests of our shareholders. Generally, our long-term compensation is in the form of restricted shares of our common stock, where the majority of the opportunity for executive officers is in the form of performance shares which may be earned based on the achievement of specified total shareholder return and other company performance metrics. Our Board of Directors has established stock ownership guidelines of three times annual base salary for our Chief Executive Officer and two times annual base salary for our other named executive officers, which acts to further align the interests of our executive officers with those of our shareholders.

2014 SAY ON PAY VOTE

As previously announced at the 2014 Annual Meeting of Shareholders, our executive officer compensation for 2013 was approved by approximately 97% of the votes cast on the matter. The Compensation Committee and MAA considered these results to be an endorsement by shareholders of our target level and actual executive compensation.

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2014 ACHIEVEMENTS AND VALUE CREATION

During 2014, we completed the merger related activities and business integration resulting from our October 1, 2013 merger with Colonial Properties Trust, or Colonial. All of our properties are on the same property management, revenue management, payables, accounting and management reporting platforms. A combination of adopting best on-site operating procedures and full integration of MAA’s asset management programs, with benefits from our larger scale and accompanying synergies, resulted in an 80 basis point improvement in operating margin from the legacy Colonial portfolio over the course of 2014. In addition, we also captured a 30 basis point improvement in the operating margin in the legacy MAA portfolio during 2014. Over the course of 2014, MAA also captured approximately $17.7 million in lower general and administrative and overhead expenses, a 25% reduction, as compared to the combined costs incurred by MAA and Colonial in 2013 (nine months of which was prior to the merger).

We also continued to recycle assets, selling eight multifamily communities, two joint venture assets, three commercial assets and 35.4 acres of land, for a total disposition volume of approximately $280 million, while acquiring eight multifamily communities and completing the development of three additional multifamily communities for a total new investment of approximately $531 million.  In addition, the company completed the redevelopment of 4,549 apartment units for a total investment of approximately $17 million.

Our Core Funds From Operations, or Core FFO, was $4.99 per diluted share and unit, which was at the top of our guidance for the full year and represented a record high performance for the company since its IPO in 1994.

Total shareholder return for 2014 was 28.4%, inclusive of over $219 million paid to shareholders in the form of cash dividends, which was above the Dow Jones Industrial Average of 7.5%, S&P 500 Total Return Index of 13.7% and the SNL U.S. REIT Equity Index of 27.5%.

SUMMARY OF 2014 NAMED EXECUTIVE OFFICERS’ COMPENSATION

Base Salary

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent Increase
	2014	2013
Mr. Bolton	$600,000	$525,000	14.3%
Mr. Campbell	$350,000	$325,000	7.7%
Mr. DelPriore	$300,000	$275,000	9.1%
Mr. Grimes	$360,000	$325,000	10.8%

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Annual Incentive Compensation

Annual incentive compensation is intended to compensate executive officers for achieving our annual financial goals.  Our named executive officers earned the following annual bonuses for 2014:

	2014 Annual Bonus Paid in 2015
	Cash Amount	Percent of 2014 Base Salary	Percent of Maximum Opportunity Earned
Mr. Bolton	$1,462,500	244%	97.5%
Mr. Campbell	$502,031	143%	95.6%
Mr. DelPriore	$441,563	147%	98.1%
Mr. Grimes	$496,125	138%	91.9%

Long-Term Incentive Compensation

Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. Under our 2014 Long Term Incentive Program, or 2014 LTIP, our named executive officers have received the following awards to date:

	Maximum	Shares
	Potential	Earned
	Shares	to Date
Mr. Bolton
Service-based shares (1)	8,794	8,794
Performance-based shares
Return on invested capital (2)	11,725	6,946
Total shareholder return (3)	8,794	TBD
Mr. Campbell
Service-based shares (1)	3,420	3,420
Performance-based shares
Return on invested capital (2)	4,560	2,702
Total shareholder return (3)	3,420	TBD
Mr. DelPriore
Service-based shares (1)	2,932	2,932
Performance-based shares
Return on invested capital (2)	3,909	2,316
Total shareholder return (3)	2,932	TBD
Mr. Grimes
Service-based shares (1)	3,518	3,518
Performance-based shares
Return on invested capital (2)	4,690	2,779
Total shareholder return (3)	3,518	TBD

(1)	The service-based shares represent 30% of the total award opportunity under the 2014 LTIP. The shares were issued on January 13, 2014 and will vest 20% annually on the first, second, third, fourth and fifth anniversary of the issue date. No additional shares can be issued under this tranche of the 2014 LTIP. See page 40 for additional information.

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(2)	The return on invested capital performance shares represent 40% of the total award opportunity under the 2014 LTIP. The shares earned were issued on March 10, 2015 and will vest 50% annually on the first and second anniversary of the issue date. No additional shares can be earned under this tranche of the 2014 LTIP. See page 39 for additional information.

(3)	The total shareholder return performance shares represent 30% of the total award opportunity under the 2014 LTIP. The performance period for this tranche is from January 1, 2014 through December 31, 2016. Any shares earned under this tranche will be issued on March 10, 2017 and will immediately vest at that time. See page39 for additional information.

The named executive officers are also participating in an Integration Incentive Program, or IIP, which is a one-time equity-based plan designed to reward the named executive officers for the completion of the acquisition of Colonial and to incent them to oversee the successful integration of Colonial into MAA’s operations. Under the IIP, our named executive officers have received the following awards to date:

	Maximum	Shares
	Potential	Earned
	Shares	to Date
Mr. Bolton
Service-based shares (1)	8,550	8,550
Performance-based shares
Expense synergy (2)	6,351	TBD
Net operating income margin (3)	6,351	TBD
Platform integration (4)	3,176	TBD
Mr. Campbell
Service-based shares (1)	2,993	2,993
Performance-based shares
Expense synergy (2)	2,223	TBD
Net operating income margin (3)	2,223	TBD
Platform integration (4)	1,112	TBD
Mr. DelPriore
Service-based shares (1)	1,710	1,710
Performance-based shares
Expense synergy (2)	1,271	TBD
Net operating income margin (3)	1,271	TBD
Platform integration (4)	636	TBD
Mr. Grimes
Service-based shares (1)	2,052	2,052
Performance-based shares
Expense synergy (2)	1,525	TBD
Net operating income margin (3)	1,525	TBD
Platform integration (4)	763	TBD

(1)	The service-based shares represent 35% of the total award opportunity under the IIP. The shares were issued on January 13, 2014 and will vest 20% annually on the first, second, third, fourth and fifth anniversary of the issue date. No additional shares can be issued under this tranche of the IIP. See page 41 for additional information.

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(2)	The expense synergy performance shares represent 26% of the total award opportunity under the IIP. The performance period for this tranche is from January 1, 2015 through December 31, 2015. Any shares earned will be issued on March 10, 2016 and will vest 33% annually on the first, second and third anniversary of the issue date. See page 41 for additional information.

(3)	The net operating income performance shares represent 26% of the total award opportunity under the IIP. The performance period for this tranche is from January 1, 2015 through December 31, 2015. Any shares earned will be issued on March 10, 2016 and will vest 33% annually on the first, second and third anniversary of the issue date. See page 41 for additional information.

(4)	The platform integration performance shares represent 13% of the total award opportunity under the IIP. The performance period for this tranche is from January 1, 2015 through December 31, 2015. Any shares earned will be issued on March 10, 2016 and will vest 33% annually on the first, second and third anniversary of the issue date. See page 41 for additional information.

SAY ON PAY RESULTS

As previously announced at the 2014 Annual Meeting of Shareholders, our executive officer compensation for 2013 was approved by approximately 97% of the votes cast on the matter.  We believe our programs are effectively designed and working well in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2014, the Compensation Committee considered the overwhelming shareholder support that the “Say-on-Pay” proposal received.  As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used previously in determining executive compensation and will continue to consider shareholder concerns and feedback in the future.

At the 2015 Annual Meeting of Shareholders, we will again hold an annual advisory vote to approve executive compensation (see page 73). The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback from shareholders throughout the course of such year.

Also as previously announced, in accordance with a majority of the votes cast at the 2011 Annual Meeting of Shareholders, we intend to hold an advisory shareholder vote on our executive compensation annually.  We intend to hold an advisory vote on the frequency of such advisory votes on executive compensation at or before our 2017 Annual Meeting of Shareholders.

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PAY FOR PERFORMANCE ANALYSIS

HOW PAY IS TIED TO COMPANY PERFORMANCE

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our shareholders. The Compensation Committee strongly believes that executive compensation — both pay opportunities and pay actually realized — should be tied to our performance. The Compensation Committee views performance in two primary ways:

•	our operating performance, including results against our long-term growth targets; and

•	return to shareholders over time relative to other peer companies.

Operating Performance

We had strong financial results in 2014, as more specifically described under the heading “Management’s Discussion and Analysis” in our Annual Report on Form 10-K. Highlights for 2014 include:

•	Completed numerous systems conversions related to our merger with Colonial and achieved full consolidation of the property and asset management platforms;

•	Core FFO for the year was $4.99 per diluted share and unit, at the top of our guidance and a record-high performance for MAA;

•	Acquired eight communities, totaling 2,698 units, for a total new investment of approximately $400 million, and sold eight communities, totaling 3,063 units, two joint venture communities, totaling 582 units, three commercial properties and 35.4 acres of land for a total disposition of approximately $280 million, generating gains on sale of approximately $54 million;

•	Completed the construction of three development communities for a total of approximately $131 million in new investments, and had two communities, containing 514 units, remaining under construction at the end of the year;

•	Completed a second public bond offering of $400 million at a 3.75% coupon rate for a 10-year maturity; and

•	Continued strong balance sheet performance as of December 31, 2014, with debt to total capitalization of 37.3%, net debt to gross assets of 42.6%, fixed charge coverage ratio of 3.99x, and an upgrade to “positive outlook” by Fitch Ratings.

Generally accepted accounting principles, or GAAP, reconciliation for Core FFO per Share is set forth on Appendix A of this Proxy Statement.

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Return to Shareholders

We have consistently returned significant value to shareholders over the long term, based on total shareholder return.  We have continuously paid a quarterly dividend since April 1994 and have never decreased our dividend rate.

The following chart shows how a $100 investment in our common stock on December 31, 2009 would have grown to $191.17 on December 31, 2014, with dividends reinvested quarterly.  The chart also compares the total shareholder return on our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity Index prepared by the National Association of Real Estate Investment Trusts, or NAREIT. The performance chart is not necessarily indicative of future investment performance.

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UNDERSTANDING MR. BOLTON’S PAY

This section provides additional detail on the rationale for Mr. Bolton’s pay.

Mr. Bolton’s Accomplishments as Chief Executive Officer

Under the leadership of Mr. Bolton, who became Chief Executive Officer in October 2001 and Chairman of the Board of Directors in September 2002, we have performed very well and delivered significant value to shareholders. In addition, the Compensation Committee believes that Mr. Bolton’s strategic vision and focus on long-term sustainable growth has laid a solid foundation for future growth. The Compensation Committee believes that Mr. Bolton’s leadership has directly contributed to our excellent performance over the last several years and should be appropriately rewarded.

Recent MAA Milestones

2014	Completed systems conversions related to the merger with Colonial and captured 80 basis points improvement in operating margins for the legacy Colonial portfolio as well as 30 basis points improvement in operating margin for the legacy MAA portfolio

Completed the full integration of the operating and management teams of both Colonial and MAA

Acquired multifamily properties totaling $400 million and completed development on an additional $131 million

Completed the disposition of approximately $96 million in non-apartment assets and land or non-productive assets assumed from the merger with Colonial at a gain of approximately $3.4 million, and completed the disposition of approximately $184 million in older apartment assets from both the legacy MAA and legacy Colonial portfolios at a book gain of approximately $51 million

Returned $219.3 million to shareholders in dividends

Raised annual dividend rate for 2015 to $3.08

2013	Consummated the merger with Colonial, moving MAA from a total market capital of $4.6 billion to $8.6 billion

Received Upgrade to BBB by Standard & Poor’s Ratings Agency

Named to S&P MidCap 400 Index

Completed first public bond offering for $350 million

Acquired multifamily properties totaling $129 million and completed development on an additional $61 million

Returned $140.7 million to shareholders in dividends

Raised annual dividend rate for 2014 to $2.92

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2012	Received initial investment grade credit rating of Baa2 from Moody’s Investors Service

Received initial investment grade credit rating of BBB- from Standard & Poor’s Ratings Services

Acquired multifamily properties totaling $326 million and completed development on an additional $84 million

Returned $107.8 million to shareholders in dividends

Raised annual dividend rate for 2013 to $2.78

Compensation Committee Actions

After considering our operating performance and return to shareholders, Mr. Bolton’s strong leadership and individual accomplishments, and findings of the Compensation Committee’s compensation consultant (page 47), the Compensation Committee took the following actions with respect to Mr. Bolton’s 2014 compensation:

•	Base Salary: Increased base salary from $525,000 to $600,000. Following the merger with Colonial, the Compensation Committee engaged Semler Brossy to evaluate our peer group and executive compensation relative to the new size and complexity of the company. Based on their analysis, Semler Brossy reported that Mr. Bolton’s base salary was 6% below the median of our comparator group. As a result, the Compensation Committee recommended, and the Board of Directors approved, the significant increase in Mr. Bolton’s base compensation to reflect the significant increase in responsibility resulting from the increased size and complexity of the company and the compensation of chief executive officers of other REITs of similar size to the company.

•	Annual Incentive: The percent of salary opportunity awarded to Mr. Bolton for 2014 was increased from the prior year from 200% to 250%. In addition, the executive annual incentive program for 2014 allowed participants to receive all or a portion of the award in shares of restricted stock at 125% of the value of the cash award earned, effectively increasing Mr. Bolton’s potential opportunity to 312.5% of salary. The increased opportunity was designed to further enhance Mr. Bolton’s focus on our annual performance targets. The amount awarded reflects his personal accomplishments, continued solid performance, responsibilities surrounding the merger with Colonial, and Semler Brossy’s findings that Mr. Bolton’s previous target annual incentive falls 30% below the median of our comparator group.

•	Long-Term Equity Compensation: The total percent of salary opportunity awarded to Mr. Bolton for 2014 in the form of restricted stock awards through our long-term incentive programs remains consistent with the prior year at 300%. Performance-based long-term incentive compensation represents the majority of Mr. Bolton’s pay. This underscores the Compensation Committee’s belief that this element is directly aligned with the interests of our shareholders and most closely linked to accomplishing our strategic vision. Furthermore, the Compensation Committee determined to hold constant Mr. Bolton’s long-term incentive opportunity again for 2014, even with the knowledge that this opportunity remains well below competitive levels. The amount awarded reflects the Compensation Committee’s continued confidence in Mr. Bolton’s strategic vision and leadership.

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In addition to the restricted stock award opportunity through our long-term incentive programs, Mr. Bolton was granted a one-time restricted stock award opportunity of 250% of salary related to the IIP to reward him for the completing the merger of, and successfully integrating, MAA and Colonial.

SUMMARY OF EXECUTIVE COMPENSATION PRACTICES

Our compensation philosophy is to drive and support our long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward.  By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders.  To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value.  We and our competitors recruit from a limited pool of resources for individuals, who are highly experienced, successful and well rewarded.  Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interest with shareholder value creation.  To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

The Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs and private real estate companies, taking into account individually each component of compensation.  The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

•	to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

•	to provide incentives for achieving and exceeding annual and long-term performance goals;

•	to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;

•	to reward superior corporate and individual performance achieved through ethical leadership; and

•	to appropriately reward executive officers for creating long-term shareholder value and returns.

Our Compensation Committee evaluates the effectiveness of our compensation programs by reviewing our performance as a whole and the performance of individual executive officers. In doing so, the Compensation Committee may take into account our strategy as annually presented to our Board of Directors, the total return being delivered to our shareholders as well as the return being earned by the shareholders of our peers, our fiscal performance both annually and for longer-term periods, as well as the executive officer’s individual goals. To the extent that the Compensation Committee believes that

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changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with us.  We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration.

Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interest.

What We Do

•	Pay for performance (page 27)

•	Mitigate undue risk in compensation programs (page 43)

•	Include vesting periods on performance share awards (page 39)

•	Share ownership guidelines (page 47)

•	Prohibit hedging transactions, pledging and short sales by executive officers or directors (page 47)

•	Utilize an independent compensation consulting firm which provides no other services (page 46)

•	Provide reasonable post-employment/change in control provisions (page 48)

•	Adopted a clawback policy (page 48)

What We Don’t Do

•	No dividends or dividend equivalents on unearned performance shares

•	No repricing underwater stock options

•	No exchanges of underwater stock options for cash

•	No multi-year guaranteed bonuses

•	No inclusion of the value of equity awards in severance calculations

•	No evergreen provisions in equity plans

•	No tax “gross ups” for excess parachute payments (page 48)

•	No “single trigger” employment or change in control agreements (page 48)

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WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

OVERVIEW

We have three elements of total direct compensation: base salary; annual incentive; and long-term incentive compensation. In 2014, long-term incentive compensation included a one-time incentive grant related to the merger with Colonial. As illustrated in the below chart, in 2014, 85% of the reported named executive officers’ total direct compensation opportunity was performance-based and not guaranteed and 58% was in the form of long-term incentive compensation.

Our target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target bonus, and target total direct compensation. We discuss each element of the table in the narrative that follows.

	Mr. Bolton	Mr. Campbell	Mr. DelPriore	Mr. Grimes

Base Salary(1)	$600,000	$350,000	$300,000	$360,000
Annual Bonus Plan
Potential Percent of Base Salary(2)	0% - 250%	0% - 150%	0% - 150%	0% - 150%
Target Percent of Base Salary	141%	101%	101%	101%
Dollar Target(3)	$846,000	$352,734	$302,344	$362,813
2014 LTIP
Potential Percent of Base Salary	0% - 300%	0% - 200%	0% - 200%	0% - 200%
Target Percent of Base Salary	229%	152%	152%	152%
Dollar Target(4)	$1,371,600	$533,400	$457,200	$548,640
Total Target Compensation	$2,817,600	$1,236,134	$1,059,544	$1,271,453

(1)	These are the base salaries awarded by the Compensation Committee for 2014.

(2)	Does not reflect the 25% increase of award if participant elects to receive the award as shares of restricted stock.

(3)	Represents the target potential bonus payment under the Annual Bonus Plan. More information on the Annual Bonus Plan can be found in the narrative that follows.

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(4)	Represents the target award under the 2014 LTIP. More information on the 2014 LTIP can be found in the narrative that follows.

The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior long-term, equity-based incentives, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performances. The Compensation Committee does, however, consider the timing of prior awards when reviewing the retention aspects of compensation packages.

In connection with our merger with Colonial, the Compensation Committee felt it was appropriate to compensate the named executive officers for completing the merger with Colonial and to incent them to complete a successful integration of the operations of the two companies. This one-time incentive was granted in 2014. The table below discloses the target compensation related to the IIP grant.

		Mr. Bolton	Mr. Campbell	Mr. DelPriore	Mr. Grimes
IIP
	Potential Percent of Base Salary	0% - 250%	0% - 150%	0% - 100%	0% - 100%
	Target Percent of Base Salary	250%	150%	100%	100%
	Dollar Target(1)	$1,500,000	$525,000	$300,000	$360,000

(1)	Represents the maximum award under the IIP which was considered the target of the plan. More information on the IIP can be found in the narrative that follows.

BASE SALARY

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Because several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary.  A survey of our comparator group’s pay practices was considered in determining the salary range for each named executive officer. These ranges are used as guidelines in determining individual salaries, but there is no targeted amount in the range.

Base salaries for the named executive officers are individually determined by the Compensation Committee within the appropriate salary range after consideration of:

•	breadth, scope and complexity of the role;

•	fairness (employees with similar responsibilities, experience and historical performance are rewarded comparably) and affordability ;

•	current compensation; and

•	individual and corporate performance.

We do not set the base salary of any employee, including any named executive officer, at a certain multiple of the salary of another employee.

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Generally speaking, there are two situations that may warrant an adjustment to base salary:

•	Annual Merit Increases. All employees’ base salaries are reviewed annually for possible merit increases, but merit increases are not automatic or guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices.

•	Promotions or Changes in Role. Base salary may be increased to recognize additional responsibilities resulting from a change in an employee’s role or a promotion to a new position. Increases are not guaranteed for a promotion or change in role.

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2014	2013	Increase
Mr. Bolton	$600,000	$525,000	14.3%
Mr. Campbell	$350,000	$325,000	7.7%
Mr. DelPriore	$300,000	$275,000	9.1%
Mr. Grimes	$360,000	$325,000	10.8%

Increases for the named executive officers were approved in December 2013 and effective January 1, 2014. The Compensation Committee believed the increases to the executive officer salaries reflected not only the executives’ continued contributions to the company’s achievements, strong leadership, the company’s strong performance and each executive’s individual achievements in 2013, but also reflected the growth in size and complexity of the company following the merger with Colonial. The Compensation Committee felt these increases moved the executives towards levels that more appropriately reflected their respective levels of experience, past performance for us and tenure in their positions and are in line with how the company approaches salary to market comparables on a company-wide basis.

ANNUAL INCENTIVE COMPENSATION

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. Annual incentives were determined under the 2014 Annual Incentive Program, or 2014 AIP.

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For 2014, total annual bonus plan opportunities were based on 2014 base salaries as follows:

		Percentage	Maximum Payment
		of 2014	Based on 2014
	Base Salary	Base Salary(1)	Performance(1)
Mr. Bolton	$600,000	250%	$1,500,000
Mr. Campbell	$350,000	150%	$525,000
Mr. DelPriore	$300,000	150%	$450,000
Mr. Grimes	$360,000	150%	$540,000

(1)	Does not include the impact of the option for participants to elect to have all or a part of their award issued as shares of restricted stock. Any portion elected to be issued as shares of restricted stock would be awarded at 125% of the award earned.

The annual bonus plan for executive officers for 2014 was based on both core funds from operations per diluted share and unit, or Core FFO per Share, and the achievement of individual and/or business unit goals. For Mr. Bolton, the award opportunity was based 100% on Core FFO per Share. For Messrs. Campbell, Grimes and DelPriore, the award opportunity was based 75% on Core FFO per Share and 25% on the achievement of their respective individual and/or business unit goals. The Compensation Committee felt it was appropriate to base the 2014 annual incentive on specific and quantifiable company performance metrics because the award is intended to reward the executive officer for achieving our corporate financial goals established for the year. When setting the goals for these performance metrics, the Compensation Committee established annual performance targets that if achieved would continue to promote the long-term health and strength of the company. In determining the final award, the Compensation Committee reserves the right to apply a discretionary modifier to adjust the amount of the award up or down, by up to 25%, provided, however, that in no event shall the award exceed 250% of salary for Mr. Bolton and 150% of salary for Messrs. Campbell, Grimes and DelPriore. The executive officers have the option to elect to receive all or any portion of their award in shares of restricted stock instead of cash. For any portion of the award elected to be issued in shares of restricted stock, the executive officer will receive shares of restricted stock valued at 125% of that portion of the award. The shares of restricted stock would then vest a third a year on the first, second and third anniversaries of the grant date.

The Compensation Committee approved the following payout schedule for Core FFO per Share performance under the annual bonus plan:

	Core FFO	Percent of
Performance	per Share	Bonus Opportunity
High	$5.00	100%
Target II	$4.90	75%
Target I	$4.80	37.5%
Threshold	$4.70	16.7%

The Compensation Committee set the Core FFO per Share performance levels to reflect the guidance provided at the beginning of the year to align executive officer performance with market and shareholder expectations. No award was eligible to be earned below the threshold level. Awards earned between the levels were calculated using linear interpolations.

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Summary of Payments

In March 2015, the Compensation Committee met to consider the payment of bonuses under the plan. The Compensation Committee reviewed the Core FFO per Share result of $4.99 and determined the performance resulted in a payout under the 2014 AIP between the Target II and High levels of 97.5% of the opportunity. The GAAP reconciliation for Core FFO per Share is set forth on Appendix A of this Proxy Statement.

The Compensation Committee reviewed the achievement of the individual and/or business unit goals for Messrs. Campbell, DelPriore and Grimes and determined they had completed 90%, 100% and 75%, respectively.

Following these determinations, the Compensation Committee awarded the following annual bonuses to our named executive officers for 2014:

		Maximum	Percent of	Annual
		Percentage	Bonus Opportunity	Incentive
	Base Salary	of Base Salary	Earned	Payment
Mr. Bolton	$600,000	250%	97.5%	$1,462,500
Mr. Campbell	$350,000	150%	95.6%	$502,031
Mr. DelPriore	$300,000	150%	98.1%	$441,563
Mr. Grimes	$360,000	150%	91.9%	$496,125

None of the named executive officers elected to have a portion of their award issued in shares of restricted stock.

LONG-TERM INCENTIVE COMPENSATION

General

We provide performance-based long-term incentive compensation to certain employees, including the named executive officers, to directly tie the interests of these individuals to the interests of our shareholders. We believe that long-term equity compensation is an important retention tool. We also encourage stock ownership which we regard as important for commitment, engagement and motivation and have adopted stock ownership guidelines for our named executive officers.  In 2014, we granted long-term incentive compensation to approximately 91 employees, including the named executive officers.

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Potential Value of Long-Term Incentive Compensation Awarded

The Compensation Committee believes that a significant percentage of our long-term incentive compensation should be performance based. The 2014 LTIP included two performance tranches, representing 70% of the award opportunity. One tranche awarded shares on a sliding scale dependent on relative annualized total shareholder return, or Relative TSR, performance over a three-year performance period from January 1, 2014 through December 31, 2016. The other tranche awarded shares on a sliding scale dependent upon return on invested capital, or ROIC, performance for 2014. The 2014 LTIP also included service based shares dependent on continued employment. Our CEO had the opportunity to earn up to 300% of his base salary and the remaining named executive officers had the opportunity to earn up to 200% of their base salary in shares of restricted stock. The following chart indicates the maximum award opportunities as a percentage of base salary:

	Relative TSR (30% of opportunity)	ROIC (40% of opportunity)	Service Based (30% of opportunity)	Total Potential Percent of Salary
Mr. Bolton	90%	120%	90%	300%
Other Named Executive Officers	60%	80%	60%	200%

The Compensation Committee sets ranges for long-term incentive compensation for each of our named executive officers. A survey of our comparator group’s pay practices is considered in determining the ranges. The Compensation Committee does not target a specific percentile ranking against our comparator group.

The actual value of long-term incentive compensation within such ranges awarded to each named executive officer is individually determined, at the discretion of the Compensation Committee, after considering:

•	skills, experience and time in role;

•	individual performance and potential; and

•	company performance in the prior year.

In determining the value of long-term incentive compensation awards to the named executive officers in December 2013, the Compensation Committee also took into consideration, among other things, the company's strong operating performance, return to shareholders and the completion of the merger with Colonial.

Mix of Equity Vehicles

As described above, we use a mix of time vested restricted stock and performance shares when making annual long-term equity awards. Once the value of the 2014 LTIP award was determined, the Compensation Committee granted the named executive officers 70% of the value in performance shares and 30% in time vested restricted stock. 30% of the total award, or 43% of the performance shares, may be earned based on Relative TSR; and 40% of the total award, or 57% of the performance shares, may be earned based on ROIC.

The Compensation Committee believes this mix of equity vehicles strikes the appropriate balance between the achievement of performance measures (performance shares) and rewarding

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increases in the market value of, and dividends paid on, our common stock (time vested restricted stock).

As noted above, we currently measure performance based on return to shareholders and overall company performance. As a pay for performance measure, we believe that an allocation of 70% of the potential award opportunity to performance shares creates an appropriate pay for performance alignment with shareholders.

Performance Shares

Performance shares provide an opportunity for employees to receive common stock if a performance measure is met for a pre-defined performance period. No outstanding performance share awards provide for the payment of dividends or dividend equivalents during the performance period. There are two types of performance shares awarded under the 2014 LTIP: performance shares based on Relative TSR and performance shares based on ROIC.

The following chart shows the performance metrics for the Relative TSR performance shares:

Performance Level	MAA TSR in excess of SNL US REIT Multifamily Index	Percent of Relative TSR Opportunity Earned
High	> 200 basis points	100%
Target	0 basis points	66%
Threshold	-100 basis points	33%
	< -100 basis points	0%

The performance period for the Relative TSR tranche is from January 1, 2014 through December 31, 2016. No awards will be issued for Relative TSR below the Threshold level and awards related to results between the Threshold and High levels will be straightline interpolated. Any award earned will be issued as shares of restricted stock on March 10, 2017 and will immediately vest.

The following chart shows the performance metrics for the ROIC performance shares:

Performance Level	ROIC	Percent of ROIC Opportunity Earned
High	6.86%	100%
Target	6.81%	66%
Threshold	6.76%	33%
	< 6.76%	0%

The performance levels for the ROIC tranche were based on the company's guidance at the beginning of the year to align named executive officer compensation with the expectations of shareholders and the market. The performance period for the ROIC tranche was 2014. Shares of restricted stock earned under the ROIC tranche were issued on March 10, 2015 and will vest 50% on the first and second anniversary of the issue date, dependent upon continued employment in good standing through each vest date. Awards related to results between the Threshold and High levels will be straightline interpolated.

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Summary of Payments

In January 2014, the company certified to the Compensation Committee that ROIC for 2014 was approximately 6.80% which was partially between the Threshold and Target levels, resulting in a 59.24% payout of the ROIC opportunity.

As a result of the ROIC results, the following performance shares were awarded to named executive officers under the 2014 LTIP:

Shares of Restricted Stock
Mr. Bolton	6,946
Mr. Campbell	2,702
Mr. DelPriore	2,316
Mr. Grimes	2,779

Time Vested Restricted Stock

We believe that time vested restricted stock is performance-based because its value is solely tied to the company’s stock price, which directly correlates to our shareholders’ interests. We grant restricted stock for several reasons, including:

•	restricted shares that vest over time encourage named executive officers to focus on the long term when making decisions to enhance shareholder value;

•	declines in stock price following the grant of time vested restricted stock have a negative impact on named executive officer pay; and

•	feedback from named executive officers has indicated that time vested restricted stock is highly valued and is an important retention tool.

We have significant share ownership requirements (see page 47) working to ensure our executives are aligned with investors. This alignment, by virtue of sustained ownership, helps to mitigate excessive risk-taking in addition to other program features (see page 43).

Our named executive officers were awarded the following time vested restricted shares under the 2014 LTIP:

Shares of Restricted Stock
Mr. Bolton	8,794
Mr. Campbell	3,420
Mr. DelPriore	2,932
Mr. Grimes	3,518

The shares were awarded on January 13, 2014 and will vest 20% a year on the first, second, third, fourth and fifth anniversary of the issuance, dependent upon continued employment through each vest date.

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One-time Grant Related to the Merger with Colonial

In December 2013, the Compensation Committee approved the IIP to reward the named executive officers for completing the merger with Colonial and to incent them to complete a successful integration of the operations of the two companies. The Compensation Committee felt it was important to recognize the work and contribution of the named executive officers given the size and complexity of the merger and to encourage them to obtain the efficiencies of scale to obtain the performance results communicated to shareholders. As such, the IIP provided for both time-vested restricted stock, representing 35% of the total award opportunity, and performance shares, representing 65% of the total opportunity. The performance shares opportunity was split between three metrics with 40% of the opportunity tied to the achievement of $25 million in expense synergies, 40% tied to improvement in net operating income, or NOI, margin, and 20% tied to achieving certain platform integration goals relating to system conversions and recycling of assets.

The following chart represents the maximum award opportunities under the IIP as a percent of salary:

	Performance Share Awards (65% of opportunity)
	Expense Synergy (26% of opportunity)	NOI Margin (26% of opportunity)	Platform Integration (13% of opportunity)	Service Based (35% of opportunity)	Total Potential Percent of Salary
Mr. Bolton	65.0%	65.0%	32.5%	87.5%	250%
Mr. Campbell	39.0%	39.0%	19.5%	52.5%	150%
Other Named Executive Officers	26.0%	26.0%	13.0%	35.0%	100%

The performance period for the performance share awards is 2015. Performance shares related to the expense synergy and NOI margin tranches will be earned on a sliding scale with payouts ranging from 0% to 100% of the opportunity. In relation to the platform integration tranche, the Compensation Committee will review the extent of completion of the goals and will award between 0% and 100% of the opportunity as they determine. Any performance shares earned will be issued on March 10, 2016 and will vest a third a year on the first, second and third anniversary of the issuance date, dependent upon continued employment in good standing through each vest date.

Our named executive officers were awarded the following time vested restricted shares under the IIP:

Shares of Restricted Stock
Mr. Bolton	8,550
Mr. Campbell	2,993
Mr. DelPriore	1,710
Mr. Grimes	2,052

The shares were awarded on January 13, 2014 and will vest 20% a year on the first, second, third, fourth and fifth anniversary of the issuance, dependent upon continued employment in good standing through each vest date.

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ADDITIONAL COMPENSATION ELEMENTS

Benefits

In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. The named executive officers generally participate in the same benefit plans as the broader employee population of MAA.

Employment Agreement

Mr. Bolton is our only named executive officer with an employment agreement. The material terms of his employment agreement and amounts payable are described in the “Executive Compensation” section of this Proxy Statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 58.

Change in Control Contracts

Messrs. Campbell, DelPriore and Grimes have change in control contracts. These change in control contracts are described in the “Executive Compensation” section of this Proxy Statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 58.

Deferred Compensation Plans

Messrs. Bolton, Campbell, Grimes and DelPriore are eligible to participate in the MAA Non-Qualified Executive Deferred Compensation Retirement Plan Amended and Restated Effective May 1, 2013, or Deferred Comp Plan. The Deferred Comp Plan is a supplemental non-qualified deferred compensation plan made available to select employees to enable them to accumulate retirement benefits without the limitations on contributions placed on the Mid-America Apartment Communities, Inc. 401(k) Savings Plan. We may, but are not obligated to, make matching contributions, up to 6% of the participant’s compensation. The deferred compensation amounts of Messrs. Bolton, Campbell, Grimes and DelPriore, and any resultant matches by MAA are considered general assets of the company and are subject to claims of MAA’s creditors.

In accordance with the Deferred Comp Plan, benefits are paid out over five years beginning on the first day following the sixth full month occurring after either death, disability or the participant’s cessation of employment.

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HOW WE MAKE COMPENSATION DECISIONS

RISK CONSIDERATIONS

The Compensation Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term.

Management and the Compensation Committee regularly evaluate the risks involved with compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on us. In 2014, we conducted a review of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

The Compensation Committee evaluates risks and rewards associated with our overall compensation philosophy and structure. Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

•	Base salary does not encourage risk-taking as it is a fixed amount and but one component of a balanced, multi-component approach to compensation and rewards.

•	The annual incentive plan for executive officers is designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers. The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

•	Annual and quarterly incentive plans for employees other than non-executive officers are also designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plans are capped on the award for any individual and constitute only a portion of the total direct compensation for our employees.

•	Our long-term incentive plans are based on total shareholder return and other performance metrics over extended periods of time. The plans have caps on the award for any individual and constitute only a portion of the total direct compensation for our executive officers and the other participants.

DECISION-MAKING PROCESS AND ROLE OF EXECUTIVE OFFICERS

We believe that the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

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We follow a two-phase process. In the first phase, the Compensation Committee periodically engages a compensation consultant to conduct a competitive compensation analysis. In 2013, the Compensation Committee hired a consultant to benchmark individual compensation levels and opportunities for base salary, annual bonus, long-term incentive compensation and total remuneration (salary plus bonus plus annualized value of long-term incentives) to assist in establishing compensation for 2014. The Compensation Committee does not believe it is competitively reasonable or appropriate for executive compensation to be above or below a benchmark range. In the second phase, we consider many factors in determining appropriate compensation levels for each executive officer. These considerations may include:

•	our analyses of competitive compensation practices;

•	the Compensation Committee’s evaluation of the executive officers;

•	individual performance and contributions to performance goals, which could include, but are not limited to core funds from operations per share, and total shareholder return;

•	company performance, including comparisons to market and peer benchmarks;

•	operational management, such as project milestones and process improvements;

•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

•	individual expertise, skills and knowledge;

•	leadership, including developing and motivating employees, collaborating within the company, attracting and retaining employees and personal development;

•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the company; and

•	information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers' compensation.

While Mr. Bolton, our CEO, and Mr. DelPriore, our General Counsel, did participate in general meetings of the Compensation Committee in 2014, they did not participate in executive sessions nor did they participate in any discussions determining their own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers' compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members, and, at times, outside consultants, and in the case of our CEO, input from all of the members of the Board of Directors before making final independent compensation decisions. Our CEO also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, our CEO, along with our Corporate Secretary and/or General Counsel,

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prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee. All compensation related to our CEO is recommended by the Compensation Committee to our full Board of Directors, which ultimately has responsibility for approving CEO compensation.

The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of our common stock on the NYSE on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of our common stock on the NYSE on the day of grant.

COMPENSATION COMPARATOR GROUP

We use a comparator group of companies when making certain compensation decisions. Our comparator group is used:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to benchmark the form and mix of equity awarded to employees;

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to validate whether executive compensation programs are aligned with Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

While the Compensation Committee examines data about executive compensation at other comparator companies, compensation paid at other companies is not a primary factor in the decision-making process.

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The comparator group consists of other real estate investment trusts, primarily in the residential sector, of similar size to MAA in terms of enterprise value, total assets, number of employees and/or number of units/properties. The comparator group for 2014 is listed below:

American Campus Communities Inc	Equity Residential
Apartment Investment and Management Co	Essex Property Trust Inc.
AvalonBay Communities Inc.	Extra Space Storage Inc
BRE Properties Inc.	Home Properties Inc.
Camden Property Trust	Post Properties Inc
CBL & Associates Properties Inc.	SL Green Realty Corp
CubeSmart	Sovran Self Storage Inc.
Duke Realty Corp	The Macerich Co
Equity Lifestyle Properties Inc	UDR Inc

ROLE OF COMPENSATION CONSULTANT

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2013, the Compensation Committee engaged Semler Brossy as its compensation consultant with respect to 2014 compensation decisions.

Prior to the retention of a compensation consultant or any other external advisor, and from time-to-time as the Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the factors specified in the New York Stock Exchange listing standards.

The Compensation Committee assessed Semler Brossy’s independence, taking into account the following factors:

•	the policies and procedures the consultant has in place to prevent conflicts of interest;

•	any business or personal relationships between the consultant and the members of the Compensation Committee;

•	any ownership of Company stock by the individuals at Semler Brossy performing consulting services for the Compensation Committee; and

•	any business or personal relationship of Semler Brossy with an executive officer of the Company.

Semler Brossy has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that Semler Brossy has been independent throughout its service for the Committee and there is no conflict of interest between Semler Brossy and the Compensation Committee.

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FINDINGS OF COMPENSATION CONSULTANT

Semler Brossy presented the final results of their review at the December 3, 2013 Compensation Committee meeting and the Compensation Committee considered their review in setting 2014 compensation programs.

In total, Semler Brossy reported the compensation of the named executive officers was in the bottom quartile of the comparator group. Specifically, base salaries were roughly 10% below market medians, target annual incentives were well below the 25th percentile, and target long-term incentives as a percent of salary were generally between the 25th percentile and the median.

Overall, the Compensation Committee believed these results indicated that compensation was generally lagging in all categories. As a result, the Compensation Committee felt it was appropriate to adopt increases in base salaries and to increase the total award opportunity as a percent of salary available under the annual incentive plan. In considering the total award opportunity for the long-term incentive plan, the Compensation Committee took into account that as the awards under the plan are based on a percent of salary, the increase in salary effectively increases the opportunity under the long-term incentive plan without increasing the percent of opportunity within the long-term incentive plan.

SHARE OWNERSHIP GUIDELINES

We have share ownership guidelines for our named executive officers. These guidelines are designed to align the named executive officers’ long-term financial interests with those of shareholders. Our Board of Directors has adopted stock ownership guidelines for our named executive officers requiring Mr. Bolton to own MAA stock worth three times his annual base salary and our other named executive officers to own MAA stock worth two times their respective annual base salaries. Each named executive officer has three years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. If a named executive officer is promoted and the target is increased, an additional three-year period is provided to meet the target. Stock options do not count toward the ownership guideline and performance shares count only after the performance criteria has been met.

All named executive officers exceed their share ownership guidelines.

TRADING CONTROLS AND HEDGING, PLEDGING AND SHORT SALE POLICIES

Executive officers, including the named executive officers, are required to receive the permission of our General Counsel (and our General Counsel is required to receive the permission of our Chief Ethics and Compliance Officer) prior to entering into any transactions in our securities. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the named executive officers, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by MAA. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The named executive officer bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging and short sale transactions or pledging common stock.

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CLAWBACK PROVISIONS

We have adopted a clawback policy. Under this policy, if we are required to prepare an accounting restatement, the Compensation Committee may require our named executive officers to repay to MAA any portion of incentive compensation paid in the preceding three years that would not have been paid if such compensation had been determined based on the financial results reported in the restated financial statement.

TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap. We believe, however, that because of the structure of MAA and its affiliates, it does not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). Since MAA qualifies as a REIT under the Internal Revenue Code and is generally not subject to Federal income taxes, the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to the MAA’s taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although MAA is mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

RECENT COMPENSATION COMMITTEE ACTIONS

On February 12, 2015, the Compensation Committee reviewed a new employment agreement for Mr. Bolton and reviewed and approved new change in control agreements for Messrs. Campbell and Grimes. Subsequently, on March 12, 2015, the Board of Directors reviewed and approved the new employment agreement for Mr. Bolton as recommended by the Compensation Committee. The primary change in the agreements was to remove the tax gross-up provisions for excess parachute payments and in Mr. Bolton’s case, to remove the modified, single-trigger termination right in his legacy employment agreement dated December 5, 2008, which had been previously granted to the executive officers. These provisions, which were in place during 2014, are described in the “Executive Compensation” section of this Proxy Statement under the subheading “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 58.

In consideration of these changes to MAA’s long-standing agreements with Messrs. Bolton, Campbell and Grimes, the Compensation Committee made a modest grant of restricted shares. The grant values were set at a significant discount from the potential value of the provisions.

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The following chart represents the number of shares of restricted stock awarded to the affected executive officers:

Shares of
Restricted
Stock
Mr. Bolton	2,044
Mr. Campbell	1,406
Mr. Grimes	1,406

The shares of restricted stock were issued on March 24, 2015 and will vest 100% on the fifth anniversary of the issuance date, dependent upon continued employment through the vest date.

CONCLUSION

The Compensation Committee believes that our executive leadership is a key element to our success and that the compensation package offered to the executive officers is a key element in attracting, retaining and motivating the appropriate personnel.

The Compensation Committee believes it has historically maintained compensation for our executive officers at levels that are reflective of the talent and success of the individuals being compensated, and with the inclusion of additional compensation directly tied to performance, the Compensation Committee believes executive compensation will be sufficiently comparable to its industry peers to allow us to retain our key personnel at costs which are appropriate for MAA.

The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in MAA helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incent, retain and reward our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

COMPENSATION COMMITTEE: Philip W. Norwood (Chairman) Ralph Horn Claude B. Nielsen William B. Sansom

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers. Values for stock and option awards represent full grant date fair value in accordance with FASB ASC Topic 718 and appear in the year of the grant. These values represent the total expense that we expect to recognize over time related to the plan, but due to performance and employment requirements, as well as vesting schedules, they may or may not represent the value or timing of stock as recognized by the named executive officers under the respective stock or option plan. For information on actual shares issued to named executive officers through stock and option plans, please see the footnotes to this table and the Outstanding Equity Awards table found later in this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
		(1)		(4)	(15)	(16)
H. Eric Bolton, Jr.
CEO	2014	$596,538	$1,609	$2,779,464	$1,462,500	$17,896	$4,858,007
			(2)	(5)
	2013	$523,884	$500	$913,565	$1,050,000	$15,717	$2,503,666
			(2)	(6)
	2012	$494,879	$500	$248,000	$992,000	$14,846	$1,750,225
			(2)	(7)
Albert M. Campbell, III
EVP and CFO	2014	$348,846	$500	$1,022,560	$502,031	$20,693	$1,894,630
			(2)	(8)
	2013	$324,231	$500	$350,216	$325,000	$19,234	$1,019,181
			(2)	(9)
	2012	$303,136	$500	$103,700	$305,000	$15,317	$727,653
			(2)	(10)
Robert J. DelPriore
EVP and General	2014	$298,846	$-	$726,480	$441,563	$12,176	$1,479,065
Counsel				(11)
	2013	$87,788	$100,205	$-	$-	$635	$188,628
			(3)
Thomas L. Grimes, Jr.
EVP and COO	2014	$358,385	$1,673	$871,776	$496,125	$21,087	$1,749,046
			(2)	(12)
	2013	$324,038	$500	$348,929	$325,000	$10,082	$1,008,549
			(2)	(13)
	2012	$297,813	$500	$102,000	$300,000	$9,320	$709,633
			(2)	(14)

(1)	Represents salary actually paid during the calendar year indicated. This value may vary slightly from the base salary awarded by the Compensation Committee depending upon

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when our Compensation Committee awards current year salaries and because our payroll is paid every two weeks and may carryover a calendar year end.

(2)	Represents an annual holiday bonus paid to all employees based on length of service. Messrs. Bolton and Grimes also include an additional length of service payment for reaching 20 years of service for which all employees are eligible.

(3)	Mr. DelPriore became an executive officer in August 2013 and was not a participant in the 2013 Annual Incentive Program, or 2013 AIP. This amount represents an award by the Compensation Committee of the pro rata portion of the annual incentive award Mr. DelPriore would have received if he had been a participant in the 2013 AIP.

(4)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year.

(5)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2014 LTIP and IIP. The total maximum value Mr. Bolton could have been awarded under the 2014 LTIP and IIP was $3,300,000. Mr. Bolton was awarded a total of 8,794 service based shares under 2014 LTIP on January 13, 2014 and 6,946 performance based shares on March 10, 2015. Mr. Bolton is eligible for a maximum of an additional 8,794 performance based shares under the 2014 LTIP. Mr. Bolton was awarded a total of 8,550 service based shares under the IIP on January 13, 2014. Mr. Bolton is eligible for a maximum of 15,878 performance based shares under the IIP.

(6)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 LTIP. The total maximum value Mr. Bolton could have been awarded under the 2013 LTIP was $1,575,000. Mr. Bolton was awarded a total of 12,353 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 3,659 shares of restricted stock that was awarded to Mr. Bolton as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $247,970, as the shares were granted and issued on March 12, 2013.

(7)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 Long Term Incentive Plan, or 2012 LTIP. The total maximum value Mr. Bolton could have been awarded under the 2012 LTIP was $1,488,000. Mr. Bolton was awarded 4,726 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 3,659 shares of restricted stock that was awarded to Mr. Bolton as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $247,970.43, as the shares were not granted and issued until March 12, 2013.

(8)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2014 LTIP and IIP. The total maximum value Mr. Campbell could have been awarded under the 2014 LTIP and IIP was $1,225,000. Mr. Campbell was awarded a total of 3,420 service based shares under 2014 LTIP on January 13, 2014 and 2,702 performance based shares on March 10, 2015. Mr. Campbell is eligible for a maximum of an additional 3,420 performance based shares under the 2014 LTIP. Mr. Campbell was awarded a total of 2,993 service based shares

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under the IIP on January 13, 2014. Mr. Campbell is eligible for a maximum of 5,558 performance based shares under the IIP.

(9)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 LTIP. The total maximum value Mr. Campbell could have been awarded under the 2013 LTIP was $650,000. Mr. Campbell was awarded a total of 5,088 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 1,125 shares of restricted stock that was awarded to Mr. Campbell as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $76,241, as the shares were granted and issued on March 12, 2013.

(10)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 LTIP. The total maximum value Mr. Campbell could have been awarded under the 2012 LTIP was $610,000. Mr. Campbell was awarded 1,938 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 1,125 shares of restricted stock that was awarded to Mr. Campbell as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $76,241.25, as the shares were not granted and issued until March 12, 2013.

(11)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2014 LTIP and IIP. The total maximum value Mr. DelPriore could have been awarded under the 2014 LTIP and IIP was $900,000. Mr. DelPriore was awarded a total of 2,932 service based shares under 2014 LTIP on January 13, 2014 and 2,316 performance based shares on March 10, 2015. Mr. DelPriore is eligible for a maximum of an additional 2,932 performance based shares under the 2014 LTIP. Mr. DelPriore was awarded a total of 1,710 service based shares under the IIP on January 13, 2014. Mr. DelPriore is eligible for a maximum of 3,178 performance based shares under the IIP.

(12)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2014 LTIP and IIP. The total maximum value Mr. Grimes could have been awarded under the 2014 LTIP and IIP was $1,080,000. Mr. Grimes was awarded a total of 3,518 service based shares under 2014 LTIP on January 13, 2014 and 2,779 performance based shares on March 10, 2015. Mr. Grimes is eligible for a maximum of an additional 3,518 performance based shares under the 2014 LTIP. Mr. Grimes was awarded a total of 2,052 service based shares under the IIP on January 13, 2014. Mr. Grimes is eligible for a maximum of 3,813 performance based shares under the IIP.

(13)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2013 LTIP. The total maximum value Mr. Grimes could have been awarded under the 2013 LTIP was $650,000. Mr. Grimes was awarded a total of 5,088 shares under this plan on January 24, 2014. No additional awards will be made under this plan. The amount also includes the 1,106 shares of restricted stock that was awarded to Mr. Grimes as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $74,954, as the shares were granted and issued on March 12, 2013.

(14)	Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2012 LTIP. The total maximum

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value Mr. Grimes could have been awarded under the 2012 LTIP was $600,000. Mr. Grimes was awarded 1,906 shares under the time based share tranche of this plan on January 10, 2013. No additional awards will be made under this plan. The amount does not include the 1,106 shares of restricted stock that was awarded to Mr. Grimes as a portion of his annual bonus for 2012 for which the full grant date fair value in accordance with FASB ASC Topic 718 was $74,953.62, as the shares were not granted and issued until March 12, 2013.

(15)	Represents cash bonuses paid under the Annual Incentive Programs for executive officers.

(16)	All other compensation consists of matching company contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan and the Mid-America Apartment Communities, Inc. 401(k) Savings Plan.

Grants of Plan Based Awards

The following table summarizes grants of plan-based awards made to our executive officers for 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)
Mr. Bolton	3/20/2014	$250,500	$843,750	$1,500,000
CEO	1/13/2014				15,564	22,335	29,313		$1,279,464
	1/13/2014				11,724	22,838	24,428		$1,500,000
Mr. Campbell	3/20/2014	$197,006	$352,734	$525,000
EVP, CFO	1/13/2014				6,053	8,686	11,400		$497,560
	1/13/2014				4,104	7,993	8,551		$525,000
Mr. DelPriore	3/20/2014	$168,863	$302,344	$450,000
EVP, General	1/13/2014				5,188	7,445	9,773		$426,480
Counsel	1/13/2014				2,345	4,568	4,888		$300,000
Mr. Grimes	3/20/2014	$202,635	$362,813	$540,000
EVP, COO	1/13/2014				6,226	8,934	11,726		$511,776
	1/13/2014				2,814	5,481	5,865		$360,000

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of non-fully vested outstanding equity awards held by each of our executive officers as of December 31, 2014, including awards earned by December 31, 2014 but not yet issued. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are subject to various vesting features. Please refer to the footnotes of the table for further details.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Bolton	3,869	(1)	$288,937
CEO	2,744	(2)	$204,922
	3,544	(3)	$264,666
	12,353	(4)	$922,522
	8,550	(5)	$638,514
	15,740	(6)	$1,175,463
	7,031	(7)	$525,075
Mr. Campbell	757	(1)	$56,533
EVP, CFO	843	(2)	$62,955
	1,453	(3)	$108,510
	5,088	(4)	$379,972
	2,993	(5)	$223,517
	6,122	(6)	$457,191
	2,735	(7)	$204,250
Mr. DelPriore	1,710	(5)	$127,703
EVP, General Counsel	5,248	(6)	$391,921
	2,605	(7)	$194,541
Mr. Grimes	808	(1)	$60,341
EVP, COO	829	(2)	$61,910
	1,429	(3)	$106,718
	5,088	(4)	$379,972
	2,052	(5)	$153,243
	6,297	(6)	$470,260
	2,813	(7)	$210,075

(1)	On January 3, 2012, Messrs. Bolton, Campbell and Grimes were granted 7,739, 1,515 and 1,618 shares of restricted common stock in conjunction with the three year program under MAA’s 2008 Long Term Incentive Program, or 2008 LTIP, respectively. The shares will vest equally on an annual basis beginning January 2, 2013 and ending on January 4, 2016, contingent upon continued employment. No additional shares can be earned under the 2008 LTIP.

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(2)	On March 12, 2013, Messrs. Bolton, Campbell and Grimes were granted 3,659, 1,125 and 1,106 shares of restricted common stock in conjunction with the 2012 Annual Bonus Program, or 2012 AIP, respectively. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned under the 2012 AIP.

(3)	On January 10, 2013, Messrs. Bolton, Campbell and Grimes were granted 4,726, 1,938 and 1,906 shares of restricted common stock in conjunction with MAA’s 2012 LTIP, respectively. The shares will vest equally on an annual basis beginning January 10, 2014 and ending on January 10, 2017. No additional shares can be earned under the 2012 LTIP.

(4)	On January 24, 2014, Messrs. Bolton, Campbell and Grimes were granted 12,353, 5,088 and 5,088 shares of restricted common stock in conjunction with the 2013 LTIP, respectively. The shares will vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018. No additional shares can be earned under the 2013 LTIP.

(5)	On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 8,550, 2,993, 1,710 and 2,052 shares of restricted common stock in conjunction with the IIP, respectively. The shares will vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the IIP totaling 15,878, 5,558, 3,178 and 3,813 shares of restricted common stock, respectively.

(6)	On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 8,794, 3,420, 2,932 and 3,518 shares of restricted common stock in conjunction with the 2014 LTIP, respectively. The shares will vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment. On March 10, 2015, Messrs. Bolton, Campbell, DelPriore and Grimes were granted an additional 6,946, 2,702, 2,316 and 2,779 shares of restricted common stock in conjunction with the 2014 LTIP, respectively. The shares will vest equally on an annual basis beginning March 10, 2016 and ending on March 10, 2017, contingent upon continued employment. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2014 LTIP totaling 8,794, 3,420, 2,932 and 3,518 shares of restricted common stock, respectively.

(7)	On January 9, 2015, Messrs. Bolton, Campbell, DelPriore and Grimes were granted 7,031, 2,735, 2,605 and 2,813 shares of restricted common stock in conjunction with the 2015 Long Term Incentive Program, or 2015 LTIP, respectively. The shares will vest equally on an annual basis beginning January 9, 2016 and ending on January 9, 2020, contingent upon continued employment. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2015 LTIP totaling 16,406, 6,381, 6,078 and 6,563 shares of restricted common stock, respectively.

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Option Exercise and Stock Vested

The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our named executive officers as a result of each such occurrence during 2014.  None of our named executive officers hold any stock options. Accordingly, no options were exercised in 2014 by our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Mr. Bolton	1,935	$118,151
CEO	1,182	$73,804
	915	$57,133
Mr. Campbell	379	$23,142
EVP, CFO	485	$30,283
	282	$17,608
Mr. DelPriore	-	$-
EVP, General Counsel
Mr. Grimes	405	$24,729
EVP, COO	477	$29,784
	277	$17,296

(1)	The shares represented in this column vested from the following plans:

Plan	ASC 718 Grant Date	Stock Issue Date	Total Shares Granted	Shares Vested in 2014	Remaining Unvested Shares	Vesting Schedule
2008 LTIP
Mr. Bolton	7/1/2008	1/3/2012	7,739	1,935	3,869	25% annually beginning 1/2/2013
Mr. Campbell	7/1/2008	1/3/2012	1,515	379	757	25% annually beginning 1/2/2013
Mr. Grimes	7/1/2008	1/3/2012	1,618	405	808	25% annually beginning 1/2/2013
2012 LTIP
Mr. Bolton	1/3/2012	1/10/2013	4,726	1,182	3,544	25% annually beginning 1/10/2014
Mr. Campbell	1/3/2012	1/10/2013	1,938	485	1,453	25% annually beginning 1/10/2014
Mr. Grimes	1/3/2012	1/10/2013	1,906	477	1,429	25% annually beginning 1/10/2014
2012 AIP
Mr. Bolton	3/12/2013	3/12/2013	3,659	915	2,744	25% annually beginning 1/10/2014
Mr. Campbell	3/12/2013	3/12/2013	1,125	282	843	25% annually beginning 1/10/2014
Mr. Grimes	3/12/2013	3/12/2013	1,106	277	829	25% annually beginning 1/10/2014

(2)	The value realized on vesting represents the number of shares vesting multiplied by the closing stock price on the day of vest.

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Non-Qualified Deferred Compensation

We adopted the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan, or Nonqualified Plan, for certain employees who do not participate in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan. Under the terms of the Nonqualified Plan, our executive officers may elect to defer a percentage of their compensation and we may match a portion of their salary deferral. The plan is designed so that the employees’ deferrals and matching contributions under the non-qualified plan may be deemed invested in the same mutual funds offered in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan to the extent possible. The mutual funds and respective rate of returns available for investment in the Nonqualified Plan for 2014 are indicated in the below table:

Name of Fund	2014 Rate of Return
American Beacon Small Cap Value Advisor Fund - AASSX	4.18%
American Funds EuroPacific Growth R3 Fund - RERCX	-2.91%
American Funds High-Income Trust R3 Fund - RITCX	0.18%
Columbia Acorn International A Fund - LAIAX	-4.58%
Equity Income R5 Fund - PEIQX	12.39%
Hartford International Opportunities R4 Fund - IHOSX	-4.40%
International Equity Index R5 Fund - PIIQX	-6.33%
LargeCap Growth I R5 Fund - PPUPX	8.38%
LargeCap S&P 500 Index R5 Fund - PLFPX	13.23%
MidCap S&P 400 Index R5 Fund - PMFPX	9.29%
Money Market Inst Fund - PVMXX	N/A
Neuberger Berman Real Estate R3 Fund - NRERX	23.43%
Oppenheimer Developing Markets A Fund - ODMAX	-4.81%
Pioneer Bond A Fund - PIOBX	5.92%
Principal LifeTime 2010 Inst Fund - PTTIX	4.94%
Principal LifeTime 2015 Inst Fund - LTINX	5.08%
Principal LifeTime 2020 Inst Fund - PLWIX	5.61%
Principal LifeTime 2025 Inst Fund - LTSTX	5.87%
Principal LifeTime 2030 Inst Fund - PMTIX	5.90%
Principal LifeTime 2035 Inst Fund - LTIUX	6.15%
Principal LifeTime 2040 Inst Fund - PTDIX	6.11%
Principal LifeTime 2045 Inst Fund - LTRIX	6.35%
Principal LifeTime 2050 Inst Fund - PPLIX	6.29%
Principal LifeTime 2055 Inst Fund - LTFIX	6.29%
Principal LifeTime 2060 Inst Fund - PLTZX	6.15%
Principal LifeTime Strategic Income Inst Fund - PLSIX	4.59%
Prudential Jennison Small Company A Fund - PGOAX	7.84%
RidgeWorth Mid-Cap Value Equity A Fund - SAMVX	10.70%
SmallCap S&P 600 Index R5 Fund - PSSPX	5.30%
Wells Fargo Advantage Discovery A Fund - WFDAX	0.58%

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Distributions from the plan are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. The following table discloses the participation of named executive officers in the Nonqualified Plan in 2014:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Bolton	$37,117	$17,896	$104,333	$-	$1,914,837
CEO

Mr. Campbell	$58,981	$20,693	$17,449	$-	$260,383
EVP, CFO

Mr. DelPriore	$32,847	$12,176	$1,665	$-	$48,592
EVP, General Counsel

Mr. Grimes	$47,331	$21,087	$8,975	$-	$181,818
EVP, COO

Employment Agreements and Potential Payments Upon Termination or Change in Control

Mr. Bolton had an employment agreement during 2014 that he entered into in 2008, which outlines the compensation he will receive. The employment agreement: (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or suffers a constructive termination of his employment in the absence of a change in control, we will pay Mr. Bolton all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options.  Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or constructive termination.  In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause, suffers a constructive termination in anticipation of, on, or within three years after a change in control, or elects to terminate his employment for any reason within thirty days after either a change in control event or the one year anniversary of a change in

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control event, he is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years.  However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change in control payment would be the base salary and bonus payable to executive through the anticipated date of retirement.  During 2014, Mr. Bolton’s employment agreement provided that o the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. As discussed previously, on March 12, 2015, the Board of Directors reviewed and approved a new employment agreement for Mr. Bolton as recommended by the Compensation Committee. The primary change in the agreement was to remove such tax gross-up provisions and eliminate a modified single trigger termination right following a change in control.  In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change in control.

The employment agreement also contains certain confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton not to have an interest in a competitor either as an owner or an employee within five miles of a property owned by us at the time of a change in control termination for the period of two years.

Messrs. Campbell and Grimes have change in control contracts that they originally entered into in December 1999, which outline the compensation they will receive under certain change in control scenarios.  In 2008, Messrs. Campbell and Grimes entered into amended and restated change in control contracts with materially similar terms to the original agreements but were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

Each change in control contract provides that in the event of a change in control termination, each of Messrs. Campbell and/or Grimes, is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years.  During 2014, Messrs. Campbell and Grimes’ change in control contracts provided that to the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell and/or Grimes under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. As discussed previously, on February 12, 2015, the Compensation Committee reviewed and approved new change in control contracts for Messrs. Campbell and Grimes. The primary change in the change in control contracts was to remove such tax gross-up provisions. In addition, all stock options and restricted stock granted to Messrs. Campbell and/or Grimes shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell and/or Grimes may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell and/or Grimes all legal fees incurred by him in connection with the change in

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control. The change in control contracts also require that Messrs. Campbell and/or Grimes may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by MAA at the time of a change in control termination for the period of two years.

Mr. DelPriore has a change in control contract that he entered into in May 2014. Mr. DelPriore’s change in control contract is materially similar to those of Messrs. Campbell and Grimes, however, Mr. DelPriore is not eligible to receive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code.

Calculation of Benefits. The following tables include an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described below.  In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

●	The date of termination is December 31, 2014;

●	The annual salary at the time of termination equals the 2014 base salary as established by the Compensation Committee for each executive officer;

●	There is no accrued and unpaid salary; and

●	There is no unpaid reimbursement for expenses incurred prior to the date of termination.

Termination due to death or disability or by MAA without cause or by the executive officer for good reason in the absence of a change in control:

Severance Benefit Component	Mr. Bolton CEO
12 months base salary (1)	$600,000
Pro-rated bonus	$843,750
Equity Awards (2)	$5,694,517
Perquisites (3)	$16,173
Total	$7,154,440

(1)	Semi-monthly payments of base salary for one year following the termination date, subject to the 6-month delayed payment rule under Section 409A of the Internal Revenue Code.

(2)	Aggregate unvested restricted shares as of December 31, 2014 multiplied by $74.68, the closing stock price on December 31, 2014.

(3)	Upon a termination, other than death, lump sum payment for 12 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under MAA’s benefit plans.

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Termination by MAA without cause (or by the executive officer for good reason) in anticipation of, on, or within three years after a change in control:

Severance Benefit Component	Mr. Bolton CEO	Mr. Campbell EVP, CFO	Mr. DelPriore EVP, General Counsel	Mr. Grimes EVP, COO
2.99 x base salary	$1,794,000	$1,046,500	$897,000	$1,076,400
2.99 x bonus (1)	$3,052,790	$941,850	$299,613	$934,375
Pro-rated bonus	$843,750	$352,730	$302,340	$362,808
Equity awards (2)	$5,694,517	$2,098,041	$1,094,883	$1,922,786
Perquisites (3)	$32,347	$-	$16,245	$-
Tax Reimbursements (4)	$3,922,414	$1,795,095	$-	$1,611,200
Total	$15,339,818	$6,234,216	$2,610,081	$5,907,569

(1)	Bonus is the average annual cash bonus paid for the two immediately preceding fiscal years.

(2)	Aggregate unvested restricted shares as of December 31, 2014 multiplied by $74.68, the closing stock price on December 31, 2014.

(3)	For Mr. Bolton, lump sum payment for 24 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under the MAA benefit plans. For Mr. DelPriore, 24 months insurance coverage for health, dental and vision.

(4)	Tax reimbursement for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. As previously discussed, the right to these tax reimbursements were removed in 2015.

Compensation Risks

We believe that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with input from independent compensation consultants, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the long-term nature of incentive plans tied to total shareholder return or other performance measurements discouraged excessive short-term risk taking. The Compensation Committee also determined that the capped nature of the long-term incentive plans would serve to discourage excessive or inappropriate risk taking in the long term. The Compensation Committee feels there is an appropriate mix of compensation elements to minimize any risk taking by executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2014, the Compensation Committee consisted of Philip W. Norwood, as Chairman, Ralph Horn, Claude B. Nielsen and William B. Sansom.  None of the current members of the Compensation Committee is or was an officer or employee of the company. During 2014, none of our named executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

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DIRECTOR COMPENSATION TABLE

As part of their analysis, consultants hired by the Compensation Committee to advise on executive officer compensation programs also review our director compensation programs and offer the Compensation Committee guidance to ensure director compensation programs are appropriate. Directors who are our employees do not receive additional remuneration for serving as directors. Effective with the director elections in May 2014, each non-employee director receives $50,000 on an annual basis for serving on our Board of Directors. To compensate for their additional duties, the Audit Committee chairman receives an additional $15,000, the Compensation Committee chairman receives an additional $12,500 and the Nominating and Corporate Governance Committee chairman receives an additional $7,500, all on an annual basis. To compensate non-chairmen committee members for their additional duties, Audit Committee members receive an additional $7,500, Compensation Committee members receive an additional $6,250, Nominating and Corporate Governance Committee members receive an additional $3,750 and Real Estate Investment Committee members receive an additional $6,250, on an annual basis. To compensate our Co-Lead Directors for their additional duties, they both receive an additional $10,000 on an annual basis.

In accordance with our Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the compensation is then issued in two annual installments either in shares of our common stock or in a cash equivalent upon the director’s retirement from the Board of Directors.

Non-employee directors also received the equivalent of $90,000 worth of shares of our restricted common stock upon their election to our Board of Directors in May 2014.  The shares vest on the first anniversary of the date of the Annual Meeting of Shareholders at which the grant was made. At the discretion of the Compensation Committee, new directors appointed to our Board of Directors mid-term may receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders.

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The table below represents the compensation earned by each non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3)	Total ($)
Alan B. Graf, Jr.	$73,750	$89,982	$-	$-	$-	$58,273	$222,005
Ralph Horn	$67,438	$89,982	$-	$-	$-	$74,475	$231,895
James K. Lowder	$47,750	$89,982	$-	$-	$-	$-	$137,732
Thomas H. Lowder	$52,438	$89,982	$-	$-	$-	$-	$142,420
Claude B. Nielsen	$52,438	$89,982	$-	$-	$-	$3,182	$145,602
Philip W. Norwood	$67,750	$89,982	$-	$-	$-	$31,607	$189,339
Harold W. Ripps	$50,563	$89,982	$-	$-	$-	$1,378	$141,923
W. Reid Sanders	$61,063	$89,982	$-	$-	$-	$8,516	$159,561
William B. Sansom	$55,250	$89,982	$-	$-	$-	$19,521	$164,753
Gary Shorb	$56,875	$89,982	$-	$-	$-	$11,981	$158,838
John W. Spiegel	$55,375	$89,982	$-	$-	$-	$-	$145,357

(1)	This column represents annual director fees, meeting fees and chairmen fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors.

(2)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. The restricted common stock awards that were granted in 2014 include the following grants:

Name	Date of Grant	Price of Grant	Number of Shares	Vesting Schedule	2014 ASC 718 Expense	Full Grant Date Fair Value

Alan B. Graf, Jr.	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Ralph Horn	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
James K. Lowder	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Thomas H. Lowder	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Claude B. Nielsen	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Philip W. Norwood	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Harold W. Ripps	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
W. Reid Sanders	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
William B. Sansom	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
Gary Shorb	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982
John W. Spiegel	5/22/2014	$71.02	1,267	100% on May 22, 2015	$52,490	$89,982

(3)	This column represents the dividend reinvestment shares acquired in MAA’s Non-Qualified Deferred Compensation Plan For Outside Company Directors during the year.

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AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and other matters required by the charter of this committee.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with Ernst & Young LLP their independence from the company and its management.

The Audit Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting and has discussed those reports.

The Audit Committee has discussed with management and the independent registered public accountants such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Alan B. Graf, Jr. (Chairman)
W. Reid Sanders
Gary Shorb
John W. Spiegel

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AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for audit and other services provided by Ernst & Young LLP, our independent registered public accounting firm effective October 31, 2005, for the years ended December 31, 2014 and 2013. Audit Related Fees consists of services performed and expenses incurred specifically pertaining to our merger with Colonial, including an audit of Colonial, various registration statements for capital market-related filings, and due diligence support.  Tax Fees consists of services performed and expenses incurred relating to tax return preparation and compliance, tax-related due diligence support for our merger with Colonial, and special projects including modeling and planning related to our operating partnership, legal entity structure and cost segregation analysis.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2014	$1,907,800	$325,400	$792,475	$1,995	$3,027,670
2013	$1,790,315	$1,301,652	$1,420,008	$1,995	$4,513,970

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors proposes that H. Eric Bolton, Jr., Alan B. Graf, Jr., Ralph Horn, James K. Lowder, Thomas H. Lowder, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, William B. Sansom, Gary Shorb, and John W. Spiegel, all of whom are currently serving as directors, be elected for a term of one year or until their successors are duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the cast of more “For” votes than votes cast “Against” for each nominee are necessary at the meeting to elect a nominee as a director.

Our Board of Directors believes that it is necessary for our directors to possess a variety of backgrounds and skills in order to provide a broad voice of experience and leadership. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of our Board of Directors and searches for candidates that fill any current or anticipated future gap. When considering new directors, the Nominating and Corporate Governance Committee considers the amount of business management and education of a candidate, industry knowledge, conflicts of interest, public company experience, integrity and ethics, and commitment to the goal of maximizing shareholder value. The Nominating and Corporate Governance Committee does not have a policy about diversity, but does seek to provide our Board of Directors with a depth of experience and differences in viewpoints and skills. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee considers both the entirety of each candidate’s credentials and the current and potential future needs of our Board of Directors. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our Board of Directors are also considered.

All our directors bring unique skills to our Board of Directors, integrity, high ethical standards and a dedication to representing our shareholders. Furthermore, all of our directors live in states in which we currently have real estate investments. This provides them with geographic expertise related to our portfolio footprint. Certain individual qualifications and skills of our directors that contribute to our Board of Directors’ effectiveness as a whole are described below.

As discussed previously, the retirement age for our directors is 75. Our Corporate Governance Guidelines provide that no director who is or would be over the age of 75 at the expiration of his or her current term may be nominated to a new term, unless the Board of Directors waives the retirement age for a specific director for special circumstances.  In accordance with our Corporate Governance Guidelines, the Board of Directors has determined to not re-nominate Harold W. Ripps, age 76, for re-election at the 2015 Annual Meeting of Shareholders. In connection therewith, the size of our Board of Directors will be reduced from twelve to eleven directors.

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Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

Terms will expire at the 2016 Annual Meeting

H. ERIC BOLTON, JR.

Mr. Bolton, age 58, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. The public company and registered investment company boards on which Mr. Bolton has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2013	Current	EastGroup Properties
2008	2010	Interstate Hotels and Resorts, Inc.

Key Attributes, Experiences and Skills:  Mr. Bolton brings to our Board of Directors ethical, decisive and effective leadership, extensive business and operating experience, and a tremendous knowledge of our company and the multi-family real estate industry. Mr. Bolton’s service on the Board of Governors of NAREIT and the Executive Committee of the National Multifamily Housing Council adds additional depth to his REIT and Apartment experience and knowledge. In addition, Mr. Bolton offers his broad strategic vision for our company.  Mr. Bolton’s service as our Chairman and Chief Executive Officer creates a critical link between management and our Board of Directors, enabling our Board of Directors to perform its oversight function with the benefits of management’s perspectives on the business.

Committees:  Real Estate Investment (Chairman)

ALAN B. GRAF, JR.

Mr. Graf, age 61, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf also serves on the boards of Methodist LeBonheur Healthcare and the Indiana University Foundation. The public company and registered investment company boards on which Mr. Graf has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2002	Current	NIKE, Inc.

Key Attributes, Experiences and Skills:  As a result of Mr. Graf’s 34-year career at FedEx Corporation, Mr. Graf offers valuable business leadership, management experience and offers insight and guidance on strategic direction and growth opportunities. Mr. Graf also provides financial expertise to our Board of

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Directors, including an understanding of financial statements, corporate finance, accounting and capital markets, as a result of his financial background and his service on the audit committee of NIKE, Inc.

Committees:  Audit (Chairman)

RALPH HORN

Mr. Horn, age 74, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of Directors of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board of Directors through December 2003. The public company and registered investment company boards on which Mr. Horn has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2001	Current	Ryman Hospitality Corporation – Lead Director (formerly Gaylord Entertainment Corporation)

Key Attributes, Experiences and Skills:  Mr. Horn offers valuable business, leadership and management, and strategic planning experience which he gained during his tenure as Chief Executive Officer and Chairman of FTNC. In addition, Mr. Horn provides valuable insight from his experience serving as a director of a number of other large public companies, which has provided him with extensive corporate governance experience, capital market experience and financial expertise.

Committees:  Nominating and Corporate Governance (Chairman), Compensation

JAMES K. LOWDER

Mr. Lowder, age 65, was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Lowder served as a trustee for Colonial Properties Trust from 1993 to 2013. Mr. Lowder has served as chairman of the board of The Colonial Company and its subsidiaries since 1995. Mr. Lowder is a member of the Home Builders Association of Alabama, the Greater Montgomery Home Builders Association, and serves on the board of directors of Alabama Power Company. James K. Lowder is the brother of Thomas H. Lowder, another one of our directors. The public company and registered investment company boards on which Mr. Lowder has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust

Key Attributes, Experiences and Skills:  Mr. Lowder offers vast experience in the real estate development and construction industries in the Southeast as well as extensive knowledge of all phases of the commercial real estate industry and economic cycles. In addition, Mr. Lowder’s previous service as a trustee for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust.

Committees:  None

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THOMAS H. LOWDER

Mr. Lowder, age 65, was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Lowder served as the Chairman of the Board of Trustees for Colonial Properties Trust from 1993 to October 2013 and as the Chief Executive Officer from 1993 to 2006 and again from 2008 to 2013. Mr. Lowder became President and Chief Executive Officer of Colonial Properties, Inc., Colonial Property Trust’s predecessor, in 1976. Mr. Lowder also serves on the boards of The Colonial Company, Children's Hospital of Alabama, and Crippled Children's Foundation. Mr. Lowder is a past board member of Greater Birmingham Community Foundation, United Way of Central Alabama, the University of Alabama Health System Board and the University of Alabama Health Services Foundation. Thomas H. Lowder is the brother of James K. Lowder, another one of our directors. The public company and registered investment company boards on which Mr. Lowder has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust

Key Attributes, Experiences and Skills:  Mr. Lowder brings to our Board of Directors depth of experience in the acquisition, development, management, and sale of multifamily, office and retail properties as well as tremendous knowledge of the markets in which we operate.  In addition, Mr. Lowder’s previous service as Chief Executive Officer and Chairman of the Board for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust.

Committees:  Real Estate Investment

CLAUDE B. NIELSEN

Mr. Nielsen, age 64, was appointed to the Board Of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Nielsen served as a trustee for Colonial Properties Trust from 1993 to 2013. Mr. Nielsen has served as chief executive officer of Coca-Cola Bottling Company United, Inc. since 1991, following his appointment as president in 1990, and was elected Chairman of the Board of Directors in 2003. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen currently serves as Chairman for both The Coca-Cola Scholars Foundation and The American Beverage Association, and is a board member of the Birmingham Business Alliance. The public company and registered investment company boards on which Mr. Nielsen has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1993	2013	Colonial Properties Trust
1993	2010	Regions Financial Corporation (including predecessor AmSouth Bank Corporation)

Key Attributes, Experiences and Skills:  Mr. Nielsen has a unique perspective and insight as an experienced participant in the financial services and beverage industries. Through his executive leadership of the Coca-Cola Bottling Company United, Inc. and his tenure as a director of Regions Financial Corporation, Mr. Nielsen brings extensive experience in the capital markets. In addition, Mr. Nielsen’s previous service as a trustee for Colonial Properties Trust provides our Board of Directors with

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historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust.

Committees:  Compensation

PHILIP W. NORWOOD

Mr. Norwood, age 67, has served as a director since August 2007. Mr. Norwood is a Principal of Haviland Capital, LLC, an investment company.  Mr. Norwood served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, from 1994 until his retirement in March 2013. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations and serves as the Chairman of the Board of Directors for Pacolet Milliken Enterprises, Inc. The public company and registered investment company boards on which Mr. Norwood has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
None

Key Attributes, Experiences and Skills:  Mr. Norwood offers extensive and in-depth real estate knowledge and experience, as well as capital markets and financial expertise, as a result of his 34-year career in the real estate industry and extensive participation in some of the most prominent real estate associations. This knowledge and experience allows him to offer astute insight into operational and strategic matters as well as potential acquisitions and divestitures. In addition, Mr. Norwood’s industry specific operational experience makes him uniquely qualified to serve as the Chairman of the Compensation Committee as he has a keen understanding of executive compensation, its impact on recruitment and retention and the alignment of management and shareholder interests.

Committees:  Compensation (Chairman), Nominating and Corporate Governance, Real Estate Investment

W. REID SANDERS

Mr. Sanders, age 65, has served as a director since March 2010. Mr. Sanders serves as the President of Sanders Properties, LLC and Sanders Investments, LLC. Mr. Sanders is the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Funds. Prior to co-founding Southeastern Asset Management in 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry from 1971 to 1975. Mr. Sanders currently serves on the Board of Directors and Compensation Committee for Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners. The public company and registered investment company boards on which Mr. Sanders has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
2009	Current	Two Harbors Investment Corp.

Key Attributes, Experiences and Skills:  Mr. Sanders offers financial expertise and valuable insight into the capital markets stemming from his 41-year career in the financial industry. Mr. Sanders’ understanding of financial statements, corporate finance, and accounting makes him a valued member

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of the Audit Committee. In addition, Mr. Sanders’ service on the Investment Committee of a commercial real estate limited partnership allows him to provide valuable insights regarding the evaluation of potential acquisitions and divestitures.

Committees:  Audit, Real Estate Investment

WILLIAM B. SANSOM

Mr. Sansom, age 73, has served as a director since November 2006. Mr. Sansom is the Chairman of the Board of Directors, Chief Executive Officer and President of the H.T. Hackney Co. From 1979 to 1981, Mr. Sansom served as the Tennessee Commissioner of Transportation, and from 1981 to 1983 as the Tennessee Commissioner of Finance and Administration. Mr. Sansom served as the Chairman of the Board of Directors of the Tennessee Valley Authority from 2006 to 2014. The public company and registered investment company boards on which Mr. Sansom has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1985	2012	First Horizon Corporation
2001	Current	Astec Industries

Key Attributes, Experiences and Skills:  Mr. Sansom’s service as the Chief Executive Officer of the H.T. Hackney Co. provides valuable business leadership and management experience, including expertise leading a large organization with expansive operations depending on localized and empowered management, giving him a keen understanding of issues facing our operations. In addition, Mr. Sansom’s past experience on the board of directors of the Tennessee Valley Authority, First Horizon National Corporation and his current service on Astec Industries has given him a strong understanding of risk management, corporate governance, compensation practices and capital markets.

Committees:  Compensation, Nominating and Corporate Governance

GARY SHORB

Mr. Shorb, age 64, has served as a director since May 2012. Mr. Shorb is the President and Chief Executive Officer of Methodist Le Bonheur Healthcare, an integrated healthcare system that comprises a seven-hospital operation centered in the Mid-South with over 11,000 employees. Mr. Shorb joined Methodist Le Bonheur Healthcare in 1990 as Executive Vice President. Before joining Methodist Le Bonheur Healthcare, Mr. Shorb served as President of the Regional Medical Center in Memphis, Tennessee. Prior to his work in the healthcare industry, Mr. Shorb worked as a project engineer with Exxon and served as a Lieutenant Commander in the U.S. Navy. Mr. Shorb serves on a number of civil and not-for-profit boards.  The public company and registered investment company boards on which Mr. Shorb has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
None

Key Attributes, Experiences and Skills:  As a result of Mr. Shorb’s long career at Methodist Le Bonheur Healthcare and senior leadership positions held prior to joining Methodist Le Bonheur Healthcare, Mr. Shorb offers valuable business leadership with expertise and experience in organizational development, management and business finance. As Chief Executive Officer of a large consumer and service-based

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operation, Mr. Shorb brings insights and experience directly attributable to our service-based operations.

Committees:  Audit

JOHN W. SPIEGEL

Mr. Spiegel, age 74, was appointed to the Board of Directors pursuant to the terms of the merger agreement between us and Colonial Properties Trust and has served as a director since October 2013. Mr. Spiegel served as a trustee for Colonial Properties Trust from 2003 to 2013. Mr. Spiegel served as vice chairman and chief financial officer of SunTrust Banks, Inc., a multi-state bank holding company, from 2000 to 2004 and as vice chairman of SunTrust Banks Holding Company until March 2005. From 1985 to 2000, Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc. Mr. Spiegel currently serves on the boards of Community & Southern Holdings, Inc. and Community & Southern Bank, and is a life-time member of the board of directors of the Woodruff Arts Center. The public company and registered investment company boards on which Mr. Spiegel has served during the past five years are as follows:

Years Served on Board
Joined	Retired	Name
1989	2014	RockTenn Company
2003	2013	Colonial Properties Trust
2006	2012	S1 Corporation
2008	2011	CPEX Pharmaceuticals

Key Attributes, Experiences and Skills:  Mr. Spiegel has expertise in the financial services industry and has broad experience as a member of numerous public company boards of directors, including prior service on a number of public company audit committees. Mr. Spiegel's valuable financial expertise, including his leadership at Sun Trust Banks, Inc. and certain of its affiliates, combined with his experience as a public company director and a member of public company audit committees, allow him to provide experienced leadership as a member of our Audit Committee and make valuable contributions to our corporate governance efforts and initiatives. In addition, Mr. Spiegel’s previous service as a trustee for Colonial Properties Trust provides our Board of Directors with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust.

Committees:  Audit

Our Board of Directors recommends a vote “FOR” each of the Director nominees.

Nominees receiving more “For” votes than votes cast “Against” will be elected.  Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

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PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our “named executive officers,” as described under the headings “Compensation Discussion and Analysis” (beginning on page 22) and “Executive Compensation” (beginning on page 50) of this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The advisory vote on executive compensation is an advisory, non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis Section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of the Board of Directors, or our compensation policies as they relate to risk management.

Our philosophy in setting compensation policies for executive officers has five fundamental objectives: (1) to align the financial interests of our executives’ interests with those of our shareholders both in the short and long term; (2) to provide incentives for achieving and exceeding annual and long-term performance goals; (3) to attract and retain a highly skilled team of executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies; (4) to reward superior corporate and individual performance achieved through ethical leadership; and (5) to appropriately reward executive officers for creating long-term shareholder value and returns. The Compensation Discussion and Analysis section beginning on page 22 provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote under this proposal is advisory, and therefore, not binding on us, our Board of Directors or the Compensation Committee. However, our Board of Directors, including the Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board of Directors asks you to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

Our Board of Directors recommends a vote “FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement

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For the advisory (non-binding) vote on the compensation of our named executive officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2015 fiscal year. Although shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to answer any appropriate questions.

In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the company and its shareholders.

On behalf of the Audit Committee, our Board of Directors recommends a vote in favor of
Proposal No. 3.

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.  The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

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OTHER MATTERS

Our Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

April 16, 2015

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APPENDIX A

Non-GAAP Financial Measures

The GAAP reconciliation for Core FFO per Share is set forth below.

Twelve months ended December 31, 2014
Net income attributable to MAA	$147,980
Depreciation and amortization of real estate assets	299,421
Depreciation and amortization of real estate assets of discontinued operations	42
Gain on sale of discontinued operations	(5,394)
Gain on sale of depreciable real estate assets excluded from discontinued operations	(42,649)
Gain on dispositions within unconsolidated entities	(4,007)
Depreciation and amortization of real estate assets of real estate joint ventures	397
Net income attributable to noncontrolling interests	8,297
Funds from operations	404,087
Acquisition expense	2,388
Merger related expenses	3,152
Integration related expenses	8,395
Gain on sale of non-depreciable real estate assets	(350)
Mark-to-market debt adjustment	(25,079)
Loss on debt extinguishment	3,126
Core funds from operations	$395,719
Weighted average common shares and units - Diluted	79,370
Core funds from operations per share and unit - Diluted	$4.99

A-1

MID-AMERICA APARTMENT COMMUNITIES, INC.
C/O AMERICAN STOCK TRANSFER AND TRUST COMPANY
59 MAIDEN LANE PLAZA LEVEL
NEW YORK, NY 10038

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. H. Eric Bolton, Jr.	☐	☐	☐
1b. Alan B. Graf, Jr.	☐	☐	☐
1c. Ralph Horn	☐	☐	☐
1d. James K. Lowder	☐	☐	☐
1e. Thomas H. Lowder	☐	☐	☐
1f. Claude B. Nielsen	☐	☐	☐
1g. Philip W. Norwood	☐	☐	☐
1h. W. Reid Sanders	☐	☐	☐
1i. William B. Sansom	☐	☐	☐
1j. Gary Shorb	☐	☐	☐
1k. John W. Spiegel	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐
3. Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

NOTE: In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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